As filed with the Securities and Exchange Commission on June 5, 2007

Registration No. 333-[                ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SUNTRUST AUTO RECEIVABLES, LLC

as Depositor to the Issuing Entities described herein
(Exact name of Registrant as specified in its charter)

Delaware	26-0246641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SunTrust Auto Receivables, LLC
303 Peachtree Street, N.E., 11th Floor
Atlanta, Georgia 30308
(404) 588-7711

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John R. Jay
Senior Vice President
SunTrust Bank
303 Peachtree Street, N.E., 11th Floor
Atlanta, Georgia 30308
(404) 827-6545

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher B. Horn, Esq.
MAYER, BROWN, ROWE & MAW LLP
1675 Broadway
New York, New York 10019-5820
(212) 506-2500

Approximate date of commencement of proposed sale to the public:    from time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amounts to be Registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Asset Backed Notes and Certificates	$1,000,000	100%	$1,000,000	$30.70

(1)	Estimated solely for the purpose of calculation of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INTRODUCTORY STATEMENT

This Registration Statement contains:

•	a Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various issuing entities created from time to time by the Registrant; and

•	a representative form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes to be issued by an owner trust.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated [            ])

$[            ]

SunTrust Auto Trust 20[  ] – [   ]
Issuing Entity

SunTrust Auto Receivables, LLC
Depositor

SunTrust Bank
Sponsor, Originator and Servicer

You should carefully read the ‘‘risk factors,’’ beginning on page [S-7] of this prospectus supplement and page [1] of the prospectus.

The notes are asset backed securities. The notes will be the obligation solely of the issuing entity and will not be obligations of or guaranteed by SunTrust Banks, Inc., SunTrust Bank, SunTrust Auto Receivables, LLC or any of their affiliates.

No one may use this prospectus supplement to offer or sell these securities unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

	Initial Note Balance	Interest Rate	Expected Final Maturity Date(1)	Final Scheduled Payment Date
Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	%
Class A-4 Notes	$	%
Class B Notes	$	%
Total	$

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	$	%	%
Per Class A-2 Note	$	%	%
Per Class A-3 Note	$	%	%
Per Class A-4 Note	$	%	%
Per Class B Note	$	%	%
Total	$

•	The notes are payable solely from the assets of the issuing entity, which consist primarily of motor vehicle retail installment sales contracts that are secured by new and used automobiles and light-duty trucks.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a Business Day, the next Business Day, starting on [ ], 20[ ].

•	Credit enhancement will consist of excess interest on the receivables, a Reserve Account, [a Yield Supplement Overcollateralization Amount], [overcollateralization] and, in the case of the Class A notes, by subordination of certain payments to the Class B noteholders [and the Certificateholder].

(1)	See ‘‘The Notes — Payments of Principal’’ in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Class A Joint Bookrunners

Class A Co-Managers

Class B Joint Bookrunners

The date of this prospectus supplement is [            ].

ii

iii

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity, SunTrust Auto Trust 20[  ] – [   ], including terms and conditions that apply to the notes to be issued by the issuing entity.

We tell you about the securities in two separate documents:

•	this prospectus supplement, which describes the specific terms of your securities; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities.

If the description of terms of your series of notes varies between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.

Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the Glossary starting on page [S-40]. A listing of the pages where the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined can be found under the caption ‘‘INDEX’’ which appears at the end of each of this prospectus supplement and the accompanying prospectus.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the securities and the receivables will be prepared by SunTrust Bank (‘‘SunTrust’’) (with a copy to each rating agency and the issuing entity) for the indenture trustee to make available to each noteholder of record and sent on behalf of the issuing entity to the indenture trustee and Cede & Co. See the accompanying prospectus under ‘‘Reports to Securityholders.’’

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at http:[                        ]. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at [                                            ]. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. SunTrust, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the ‘‘SEC’’) all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K. Those reports will be filed with the SEC under file number 333- [•]. Copies of these reports will also be available on the servicer’s website at www.[                    ].com promptly, but no later than one business day, after they are filed with the SEC.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY ‘‘AUTHORIZED PERSONS’’) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (‘‘FSMA’’) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORIZED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (‘‘CIS ORDER’’) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND, PRIOR TO THE EXPIRATION OF SIX MONTHS FROM THE CLOSING DATE, ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds prior to an acceleration after an event of default and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of this offering.

Structural Diagram

SunTrust Bank
(Sponsor, Originator and
Servicer)
Receivables
$
$
SunTrust Auto
Receivables, LLC
(Depositor)
Underwriters
Notes
Receivables
Notes and
Certificate
Notes
$
SunTrust Auto Trust 20[ ] – [ ]
(Issuing Entity)
Investors
[Fixed rate
interest
payment]
[Floating rate interest
payment]
[Swap Counterparty]

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity/Trust

SunTrust Auto Trust 20[  ] – [   ], a Delaware statutory trust, will be the ‘‘issuing entity’’ of the notes. The primary assets of the issuing entity will be a pool of receivables, which are motor vehicle installment loans secured by new and used automobiles and light duty trucks.

Depositor

SunTrust Auto Receivables, LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of SunTrust, is the ‘‘depositor.’’ The depositor will sell the receivables to the issuing entity. The depositor will be the initial ‘‘residual interestholder’’ of the issuing entity. The residual interest will be evidenced by one or more ‘‘certificates.’’

You may contact the depositor by mail at 303 Peachtree Street, N.E., 11th Floor, Atlanta, Georgia 30308 or by calling (404) 588-7711.

Servicer

SunTrust Bank, a Georgia banking corporation, known as ‘‘SunTrust’’ or the ‘‘servicer,’’ will service the receivables held by the issuing entity. The principal executive offices of SunTrust are currently located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308. The servicer will be entitled to receive a servicing fee for each Collection Period. The ‘‘servicing fee’’ for any payment date will be an amount equal to the product of (1) [            ]% per annum; (2) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from but not including the cut-off date to and including the last day of the first Collection Period over 360), and (3) the Pool Balance of the receivables as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first Collection Period). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the Collection Account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the Collection Account from the Reserve Account prior to any payments on the notes.

Originator

SunTrust purchased the receivables from its network of automobile dealers in the ordinary course of business. We refer to SunTrust as the ‘‘originator.’’ SunTrust will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

SunTrust will be the ‘‘administrator’’ of the issuing entity.

Trustees

[                                                        ], a [                                                ], will be the ‘‘indenture trustee.’’

[                                                        ], a [                                                ], will be the ‘‘owner trustee.’’

[Swap Counterparty]

[[            ] will be the ‘‘swap counterparty’’.]

THE OFFERED NOTES

The issuing entity will offer and issue the following notes:

Class	Initial Note Balance	Interest Rate
Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	%
Class A-4 Notes	$	%
Class B Notes	$	%
$

The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

The issuing entity expects to issue the notes on or about [    ], 20[    ], which we refer to as the ‘‘closing date.’’

INTEREST AND PRINCIPAL

The issuing entity will pay interest on the notes monthly, on the 15th day of each month (or if the 15th is not a Business Day, on the next Business Day), which we refer to as the ‘‘payment date.’’ The first payment date is [    ], 20[    ]. On each payment date, payments on the notes will be made to noteholders of record as of the Business Day immediately preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the ‘‘record date.’’

Interest Payments

Interest on the notes will accrue from and including the prior payment date, or with respect to the first payment date, from and including the closing date, to but excluding the following payment date and will be due and payable on each payment date.

Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of: (i) the Class A-1 Note Balance as of the prior payment date (after giving effect to all payments of principal made on the prior payment date) (or, in the case of the first payment date, as of the closing date), (ii) the related interest rate, and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes will be the product of: (i) the Note Balance of the related class of notes as of the prior payment date (after giving effect to all payments of principal made on the prior payment date) (or, in the case of the first payment date, as of the closing date), (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, [        ]) divided by 360.

Interest payments on all classes of Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments of the Class A notes.

Principal Payments

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under ‘‘— Priority of Payments.’’

The issuing entity will make principal payments of the notes based on the amount of Collections and defaults on the receivables during the prior month. This prospectus supplement describes how Available Funds and amounts on deposit in the Reserve Account are allocated to principal payments of the notes.

On each payment date prior to the acceleration of the notes following an event of default, which is described below under ‘‘— Interest and Principal Payments after an Event of Default,’’ the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full; and

•	fifth, to the Class B notes, until the Class B notes are paid in full.

Interest and Principal Payments after an Event of Default

On each payment date after an event of default under the indenture occurs that relates to the insolvency of the issuing entity or the failure of the issuing entity to pay principal or interest and the notes are accelerated, after payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably to each class of Class A notes and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the Note Balance of each remaining class of Class A notes. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably to each Class of Class A Notes followed by interest on the Class B notes. Principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the Note Balance of each remaining class of Class A notes until those other classes of Class A notes are paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. See ‘‘The Transaction Agreements and the Indenture — Priority of Payments will Change Upon Events of Default that Result in Acceleration’’ in this prospectus supplement.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under ‘‘— Priority of Payments.’’

Early Redemption of the Notes

The servicer, or any successor to the servicer, will have the right at its option to exercise a clean-up call to purchase the receivables from the issuing entity on any payment date after the then-outstanding Pool Balance is less than or equal to 10% of the initial Pool Balance. See ‘‘The Transaction Agreements and the Indenture — Optional Redemption.’’ If the servicer, or any successor to the servicer, purchases the receivables, the repurchase price will be at least equal to the aggregate Note Balance of all of the notes, plus accrued and unpaid interest on the notes up to but excluding that payment date. It is expected that at the time this option becomes available to the servicer, or any successor to the servicer, only the Class A-4 notes and the Class B notes will be outstanding.

Notice of redemption under the indenture must be given by the indenture trustee prior to the applicable redemption date to each holder of notes as of the close of business on the record date preceding the applicable redemption date. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; and (iv) that interest on the notes will cease to accrue on the redemption date. Notice of redemption of the notes will be given by the indenture trustee in the name and at the expense of the issuing entity. In addition, the issuing entity shall notify each rating agency listed under ‘‘— Ratings’’ below upon redemption of the notes.

[If the amount allocated to security holders is reduced by losses, insert disclosure about the policy regarding any amounts recovered after redemption or termination.]

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an ‘‘event of default’’ under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days or more;

•	default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Controlling Class of the notes;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that such failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Controlling Class of the notes; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

TRUST ESTATE

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks. We refer to these contracts and loans as ‘‘receivables,’’ to the pool of those receivables as the ‘‘receivables pool’’ and to the persons who financed their purchases or refinanced existing obligations with these contracts as ‘‘obligors.’’

The receivables identified on the schedule of receivables delivered by SunTrust on the closing date will be transferred to the depositor by SunTrust and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the trust estate to the indenture trustee on behalf of the noteholders.

The ‘‘trust estate’’ will include the following:

•	the receivables, including Collections on the receivables after the cut-off date (the cut-off date for the receivables sold to the issuing entity on the closing date is [ ], 20[ ] (expected), which we refer to as the ‘‘cut-off date;’’

•	security interests in the vehicles financed by the receivables, which we refer to as the ‘‘financed vehicles;’’

•	all receivable files relating to the original motor vehicle retail installment sales contracts evidencing the receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles and refunds in connection with extended service agreements relating to receivables which became defaulted receivables after the cut-off date;

•	the accounts owned by the issuing entity, amounts on deposit in those accounts and eligible investments of those accounts;

•	[rights under the interest rate swap agreement and payments by the swap counterparty under the interest rate swap agreement];

•	rights under the sale and servicing agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

The Pool Balance as of the cut-off date is $[        ]. We use the term ‘‘Pool Balance’’ to mean, at any time, the aggregate Principal Balance of the receivables owned by the issuing entity at the end of the immediately preceding Collection Period calculated in accordance with the servicer’s customary servicing practices. As of the cut-off date, there were [        ] receivables in the receivables pool, which had an aggregate Principal Balance of $[        ], a weighted average contract rate of [        ]%, a weighted average original maturity of approximately [        ] months, and a weighted average remaining maturity of approximately [        ] months.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s or any successor servicer’s exercise of its clean-up call option as described above under ‘‘Interest and Principal — Early Redemption of the Notes,’’ receivables will be purchased from the issuing entity by the depositor, in the event of the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in the event of the breach of certain servicing covenants. See ‘‘Material Legal Aspects of the Receivables — Repurchase Obligation’’ in the accompanying prospectus

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from Available Funds in the Collection Account (including funds, if any, deposited into the Collection Account from the Reserve Account) in the following amounts and order of priority:

•	first, to the indenture trustee and owner trustee, fees and reasonable expenses (including indemnification amounts) not previously paid (not to exceed, in the aggregate, $150,000 per annum);

•	second, to the servicer, the servicing fee;

•	[third, to the swap counterparty, the Net Swap Payment;]

•	fourth, to the Class A noteholders, interest on the Class A notes;

•	fifth, pro rata, [(a)] to the Principal Distribution Account for distribution to the noteholders, the First Allocation of Principal [and (b) to the swap counterparty, any Senior Swap Termination Payments payable to the swap counterparty];

•	sixth, to the Class B noteholders, interest on the Class B notes;

•	seventh, to the Principal Distribution Account for distribution to the noteholders, the Second Allocation of Principal;

•	eighth, to the Reserve Account, any additional amounts required to reinstate the Reserve Account up to the Specified Reserve Account Balance;

•	ninth, to pay to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the sale and servicing agreement, trust agreement and the indenture, as applicable, which have not been previously paid; and

•	[tenth, to the swap counterparty, any Subordinate Swap Termination Payment payable to the swap counterparty and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

•	eleventh, any remaining funds will be distributed to the residual interestholder.

Amounts deposited in the Principal Distribution Account will be paid to the noteholders as described under ‘‘The Notes — Payment of Principal.’’

CREDIT ENHANCEMENT

The credit enhancement provides protection for the Class A notes and the Class B notes against losses and delays in payment on the receivables or other shortfalls of cash flow.

The credit enhancement for the notes will be as follows:

Class A notes – Subordination of principal payments of the Class B notes, which will have an initial Note Balance of $[                        ], [subordination of payments on the Certificate,] the Reserve Account, [the Yield Supplement Overcollateralization Amount], [overcollateralization] and excess interest on the receivables.

Class B notes – [Subordination of payments on the Certificate,] The Reserve Account, [the Yield Supplement Overcollateralization Amount], [overcollateralization] and excess interest on the receivables.

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture (other than events of default based on the issuing entity’s breach of covenant, representation or warranty), all payments on the Class B notes will be subordinated to all payments on the Class A notes until the Class A notes are paid in full. See ‘‘The Transaction Agreements and the Indenture — Priority of Payments Will Change Upon Events of Default That Result in Acceleration.’’

Reserve Account

The initial amount deposited in the Reserve Account on the closing date from the proceeds of the sale of the notes will be [            ]% of the Pool Balance as of the cut-off date. On each payment date, Available Funds will be deposited in the Reserve Account in accordance with the priority of payments described above until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance.

On each payment date, the indenture trustee will withdraw funds from the Reserve Account to cover any shortfall in the amounts required to be paid on that payment date with respect to clauses first through [seventh] under ‘‘Priority of Payments’’ above.

On each payment date, after giving effect to any withdrawals on that payment date, any amounts in the Reserve Account in excess of the Specified Reserve Account Balance for that payment date will be distributed as Available Funds and in accordance with the priority of payments. See ‘‘The Transaction Agreements and the Indenture — Reserve Account.’’

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses and interest on the notes each month, there is expected to be excess interest.

[Overcollateralization

The overcollateralization amount represents the amount by which the sum of the Pool Balance exceeds the Note Balance. On the closing date, the Note Balance will be approximately [            ]% of the Pool Balance. Overcollateralization is expected to build over time, with the Note Balance reaching approximately [            ]% of the Pool Balance.]

[Yield Supplement Overcollateralization Amount

The Yield Supplement Overcollateralization Amount, with respect to each payment date, is equal to the product of [        ]% and the Pool Balance as of the last day of the related Collection Period.]

TAX STATUS

Mayer, Brown, Rowe & Maw LLP, special federal tax counsel to the depositor, is of the opinion that (i) for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the Class A notes and the Class B notes will be characterized as indebtedness for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

See ‘‘Material Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in ‘‘Certain ERISA Considerations’’ in this prospectus supplement and the accompanying prospectus, the Class A notes and Class B notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold ‘‘plan assets’’ of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.

RATINGS

It is a condition to the issuance of the notes that, on the closing date, each class of notes receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘Standard & Poor’s’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’), and Fitch Ratings (‘‘Fitch’’) (collectively, the ‘‘rating agencies’’):

Class	Standard & Poor’s	Moody’s	Fitch
A-1
A-2
A-3
A-4
B

A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes are an assessment by the applicable rating agencies of the likelihood that interest on the notes will be paid on a timely basis and that the principal of the notes will be paid in full by their final scheduled payment dates. The ratings do not consider to what extent the notes will be subject to prepayment or that the principal of the notes will be paid prior to their final scheduled payment date. We have requested that each rating agency maintain ongoing surveillance of its ratings assigned to the notes. However, we cannot assure you that a rating agency will continue its surveillance of the ratings of the notes or that any of these ratings will not be lowered by the related rating agency. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page [3] of the accompanying prospectus.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

The geographic concentration of the obligors in the receivables pool may result in losses.	The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As of the cut-off date, based on the billing addresses of the obligors, [ ]%, [ ]% and [ ]% of the Principal Balance of the receivables were located in [ ],[ ] and [ ], respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Your yield to maturity may be reduced by prepayments, optional redemption or events of default resulting in the acceleration of the maturity of your notes.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•	The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables.

•	You may be unable to reinvest distributions in comparable investments. The occurrence of certain early redemption events or events of default resulting in acceleration may require repayment of the notes prior to the expected principal payment date for certain notes. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates rise above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•	An early redemption of the notes from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. The servicer, or any successor to the servicer, has the right, but not the obligation to redeem the notes at any time when the outstanding Pool Balance is less than or equal to 10% of the initial Pool Balance. See ‘‘The Transaction Agreements and the Indenture — Optional Redemption’’ in this prospectus supplement. If the receivables are sold upon exercise of a clean-up call by the servicer or any successor to the servicer, the issuing entity will redeem the notes and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

Used vehicles included in the receivables pool may incur higher losses than new vehicles.	A substantial portion of the receivables will be secured by financed vehicles that are used. If a used vehicle is repossessed and sold, a greater severity of loss may be incurred than if a new vehicle was repossessed and sold. See ‘‘The Receivables Pool — Composition of the Pool of Receivables as of the Cut-Off Date.’’

Adverse events with respect to the servicer, the originator or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies and losses on the receivables.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes.	A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s, Standard & Poor’s and Fitch, respectively, of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice from the issuing entity, the depositor or SunTrust. The ratings do not consider to what extent the notes will be subject to prepayment or that the Note Balance of any class of notes will be paid prior to the final scheduled payment date for that class of notes.

[Risks associated with the interest rate swap.	The issuing entity will enter into an interest rate swap transaction under an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the Class [A-4] notes will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a Net Swap Receipt and Collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a Net Swap Payment to the swap counterparty. The issuing entity’s obligation to pay a Net Swap Payment to the swap counterparty is secured by the trust estate.

The swap counterparty’s claim for a Net Swap Payment will be higher in priority than all payments on the notes. If a Net Swap Payment is due to the swap counterparty on a payment date and there are insufficient Collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, insolvency of either party to the interest rate swap agreement, illegality, the exercise of certain rights under the indenture, the issuing entity amends the transaction documents without the consent of the swap counterparty if such consent is required, or failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the Class [A-4] notes exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into and Collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes, you may experience delays and/or reductions in the interest and principal payments on your notes.]

Payments on the Class B notes are subordinated to payments on the Class A notes.	The Class B notes bear greater risk than the Class A notes because certain payments on the Class B notes are subordinated, to the extent described herein, to payments on the Class A notes.

Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, fees and expenses due to the trustees and interest and, in specified circumstances, principal payments of the Class A notes.

Principal payments of the Class B notes will be fully subordinated to principal and interest payments of the Class A notes.

The occurrence of certain events of default under the indenture that result in acceleration of the notes may result in a delay or default in the payment of interest or principal of the Class B notes.	After an event of default under the indenture that results in acceleration of the notes (other than an event of default that arises from the issuing entity’s breach of a covenant, representation or warranty), the issuing entity will not make any distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes. This may result in a delay or default in paying interest on or principal of the Class B notes.

There may be a conflict of interest among classes of notes.	As described elsewhere in this prospectus supplement, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes in the event of a default under the indenture and certain other matters. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

The notes are not suitable investments for all investors.	The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

The failure to pay interest on the Class B Notes is not an event of default.	The indenture provides that failure to pay interest when due on the outstanding Class B notes, for so long as any of the Class A notes are outstanding, will not be an event of default under the indenture. Under these circumstances, the holders of the Class B notes will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

The absence of an existing market for the notes may limit your ability to resell the notes.	There is currently no existing market for the notes. The underwriters currently intend to make a market in the notes, but none of them is under any obligation to do so. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the life of the notes.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from SunTrust; and

•	make the initial deposit into the Reserve Account.

The depositor or its affiliates will use all or a portion of the net proceeds of the offering of the notes for general purposes.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

SunTrust Auto Trust 20[  ] – [   ] is a statutory trust formed on [            ], 20[    ] under the laws of the State of Delaware by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be operated pursuant to a trust agreement. SunTrust will be the administrator of the issuing entity. The depositor will be the initial residual interestholder of the issuing entity.

The issuing entity will engage in only the following activities:

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	issuing the notes;

•	making payments on the notes and to the residual interestholder;

•	entering into and performing its obligations under the transaction documents; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of [                    ], as owner trustee, at the address listed in ‘‘— The Owner Trustee’’ below.

Assets and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables	$
Reserve Account	$

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$
Class A-2 Asset Backed Notes	$
Class A-3 Asset Backed Notes	$
Class A-4 Asset Backed Notes	$
Class B Asset Backed Notes	$
Total	$

[The issuing entity will also be liable for payments to the swap counterparty as described in ‘‘The Notes-Interest Rate Swap’’].

The issuing entity’s fiscal year ends on December 31.

The Owner Trustee

[                           ] is the owner trustee of the issuing entity under the trust agreement. The Owner Trustee’s principal place of business is located at [                       ], Delaware [                  ].

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates.

[To be inserted:    Item 1109 disclosure about the Owner Trustee]

[To be inserted:    Item 1117 disclosure about the Owner Trustee]

The Indenture Trustee

[                           ], a [                           ], is the indenture trustee under the indenture for the benefit of the noteholders. You may contact the indenture trustee at [                           ], or by calling [                           ]. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture and the other transaction documents. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the indenture trustee and its affiliates.

[To be inserted:    Item 1109 disclosure about the Indenture Trustee]

[To be inserted:    Item 1117 disclosure about the Indenture Trustee]

The Trust Estate

The notes will be secured by the trust estate. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle installment loans used to purchase or refinance motor vehicles. The issuing entity has caused or will have caused, within ten days after the closing date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the receivables granted to the indenture trustee under the indenture.

The trust estate will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables on or after the cut-off date;

•	the security interests in the financed vehicles;

•	all receivable files relating to the original motor vehicle retail installment sales contracts and/or installment loans evidencing the receivables;

•	any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor providing coverage against loss or damage to or theft of the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors and (3) refunds in connection with extended service agreements relating to receivables which become Defaulted Receivables after the cut-off date;

•	the Reserve Account, the Collection Account, the Principal Distribution Account and any other account established pursuant to the indenture or sale and servicing agreement, the rights of the issuing entity to funds on deposit in those accounts and all cash, investment property and other property from time to time credited to those accounts and all proceeds of those items (including investment earnings on amounts on deposit in those accounts);

•	[rights under the interest rate swap agreement and payments by the swap counterparty under the interest rate swap agreement];

•	rights under the sale and servicing agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

Except for the securities described in this prospectus supplement, no additional series or classes of securities will be issued that are backed by the property of the issuing entity.

THE DEPOSITOR

The depositor, SunTrust Auto Receivables, LLC, a wholly-owned special purpose subsidiary of SunTrust, was formed on May 24, 2007 as a Delaware limited liability company. The principal place of business of the depositor is at 303 Peachtree Street, N.E., 11th Floor, Atlanta, Georgia 30308. You may also reach the depositor by telephone at (404) 588-7711. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables and to issue and sell one or more series of securities. The depositor will be engaged in these activities solely as (i) the purchaser of receivables from SunTrust pursuant to purchase agreements, (ii) the seller of receivables to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

SunTrust is a Georgia banking corporation and a member of the Federal Reserve System. As a state member bank, SunTrust is subject to regulation and examination by the Federal Reserve Board and the Georgia Department of Banking and Finance. The principal executive offices of SunTrust are currently located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and its telephone number is (404) 588-7711. SunTrust is an indirect subsidiary of SunTrust Banks, Inc. (‘‘STI’’).

STI is a financial holding company under the Bank Holding Company Act of 1956, as amended, incorporated in Georgia. Through its flagship subsidiary, SunTrust, STI provides deposit, credit, and trust and investment services. Additional subsidiaries provide mortgage banking, insurance, asset management, equipment leasing, brokerage and capital market services. STI’s customer base encompasses a broad range of individuals and families, high-net-worth clients, businesses and institutions. STI’s approximately 1,700 retail and specialized service branches and almost 2,600 ATMs are located primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia. In addition, STI provides customers with a selection of technology-based banking channels including Internet, PC and Telephone Banking.

SunTrust submits quarterly to the Federal Reserve Board unaudited reports called ‘‘Consolidated Reports of Condition and Income’’ (each, a ‘‘Call Report’’ and collectively, the ‘‘Call Reports’’) on Federal Financial Institutions Examination Council Form 031. Each Call Report consists of a Balance Sheet, Income Statement, Changes in Equity Capital and other supporting schedules as of the end of or for the period to which the Call Report relates. The Call Reports are prepared in accordance with generally accepted accounting principles in the United States (‘‘U.S. GAAP’’); however, reporting classifications used in the preparation of the Call Reports differ, in some cases, from reporting classifications that are used to prepare the consolidated financial statements of STI. The Call Reports are not audited. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about SunTrust, the Call Reports nevertheless provide important information concerning the financial condition and results of operations of SunTrust. The publicly available portions of the Call Reports are on file with, and are publicly available upon written request to, the FDIC.

STI is subject to the disclosure requirements of the Securities Exchange Act of 1934 (as amended, the ‘‘Exchange Act’’), and in accordance therewith files reports, proxy statements and other information with the SEC. The file number of STI with the SEC is No. 1-8918. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission. Such reports, proxy statements and other information also may be inspected at the offices of the New York Stock Exchange.

SunTrust’s senior long-term debt is rated ‘‘AA−’’ by Standard & Poor’s, ‘‘Aa2’’ by Moody’s and ‘‘A+’’ by Fitch. STI’s common stock is listed on the New York Stock Exchange under the symbol ‘‘STI’’. Neither STI nor SunTrust will guarantee or otherwise be responsible for the notes or the issuing entity’s obligations under the transaction agreements or the indenture.

SunTrust is the product of numerous mergers and acquisitions. SunTrust, its predecessors and affiliates have been engaged in the securitization of financial assets on a limited basis since 1997, and on a more regular basis since 2005. SunTrust and its subsidiaries and affiliates are currently active participants in the securitization markets in the United States. In 2006, SunTrust securitized $750 million in consumer direct student loans. Most recently, SunTrust has structured a securitization of $1.9 billion in corporate loans that closed during the first quarter of 2007. SunTrust’s subsidiaries and affiliates also sponsor and participate in securitizations of leveraged loans, residential and commercial mortgage loans, bank trust preferred securities, and asset-backed securities. As of the date of this prospectus supplement, no prior securitizations organized by SunTrust have defaulted or experienced an early amortization triggering event.

SunTrust and its affiliates have diverse funding sources. A major source of liquidity for SunTrust is provided by its large core deposit base. It engages in securitization for liquidity and balance sheet management purposes.

SunTrust has no prior experience in the securitization of auto loans. See ‘‘The Receivables Pool — Delinquencies, Repossessions and Net Losses’’ in this prospectus supplement for certain information regarding the size and composition of the sponsor’s portfolio of auto receivables.

SunTrust is responsible for originating, pooling and servicing the auto loans and has participated in the structuring of the transaction described in this prospectus supplement. SunTrust is also the administrator of the issuing entity.

THE SERVICER

SunTrust will be the servicer. SunTrust has a long history of servicing assets. Its earliest predecessor, Farmers Bank of Alexandria, Virginia, was granted a charter by Congress on February 16, 1811. Over the course of time, SunTrust has grown geographically and across asset classes, having a broad breadth of servicing experience across both consumer and commercial assets.

SunTrust has been originating and servicing indirect auto loans since 1969. The size of SunTrust’s indirect auto portfolio as of December 31, 2006 was approximately $7.8 billion.

Pursuant to the sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with its customary servicing practices. See ‘‘Origination and Servicing Procedures’’ in the accompanying prospectus.

The servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect such security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The servicer has not changed its policies or procedures regarding the servicing of auto receivables in any material respect over the last three years.

Under the sale and servicing agreement, the servicer will covenant not to (i) release the financed vehicle securing any receivable from the related security interest in whole or in part except in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle or (ii) reduce the contract rate under any receivable other than as required by applicable law or (iii) reduce the principal balance of any receivable other than (A) as required by applicable law, (B) in connection with a settlement in the event the receivable becomes a defaulted receivable or (C) in connection with a cram down loss relating to that receivable. Under the sale and servicing agreement, the servicer will be required to repurchase the related receivable if this covenant is breached if that breach materially and adversely affects the interests of the issuing entity or the noteholders in that receivable.

The servicer, in its capacity as custodian, will hold the receivable files for the benefit of the issuing entity and the indenture trustee. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. In accordance with its customary servicing practices, the servicer will conduct, or cause to be conducted, periodic audits of the receivable files held by it under the sale and servicing agreement, and of the related accounts, records, and computer systems, in such a manner as would enable the issuing entity or the indenture trustee to verify the accuracy of the servicer’s record keeping. The servicer will promptly report to the issuing entity and the indenture trustee any failure on its part to hold a material portion of the receivable files, maintain its accounts, records, and computer systems as herein provided or promptly take appropriate action to remedy any such failure. Nothing in the sale and servicing agreement will be deemed to require an initial review or any periodic review by the issuing entity or the indenture trustee of the receivable files. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees.

Special services:    Repossessions are conducted by third parties selected by the servicer who are engaged in the business of repossessing vehicles for secured parties. The servicer has relationships with a wide range of repossession agencies across the country who are familiar with the unique repossession laws of the jurisdictions in which they operate. When cars are repossessed, they are generally sold in various auctions across the country. Upon repossession and sale of a financed vehicle, any deficiency remaining is pursued against the obligor to the extent deemed practical by the originator and to the extent permitted by applicable law. The servicer uses a combination of dedicated internal departments and third parties to pursue bankruptcy, deficiency recovery and legal recourse against obligors who have defaulted on their receivables. The servicer has a dedicated skip tracing department that utilizes both internal and external resources to find obligors and the collateral if a delinquent obligor and the related financed vehicle cannot be located.

The servicer’s specific servicing policies and practices may change over time. The servicer regularly tests new servicing strategies on a small portion of its managed portfolio of auto receivables to develop and refine its servicing practices. Common areas tested include: collections and repossession timing, account intensity, workflow, deferment eligibility, and repossessed vehicle liquidation methods.

See ‘‘The Transaction Documents’’ in the accompanying prospectus, which describes other obligations of the servicer under the sale and servicing agreement.

THE RECEIVABLES POOL

The characteristics set forth in this section are based on the pool of receivables as of the cut-off date. The pool consists of receivables owned by the originator that met the criteria below as of the cut-off date.

As of the cut-off date, each receivable:

•	had an original term to maturity of [ ] months to [ ] months;

•	had a maturity of no later than [ ];

•	had a remaining principal balance of at least $[ ];

•	was not more than 30 days past due;

•	has not had an extension or modification except as permitted by the servicer’s customary servicing practices;

•	had an obligor who was not the subject of a bankruptcy proceeding; and

•	satisfies the other criteria set forth under ‘‘The Receivables’’ in the accompanying prospectus.

All of the receivables are Simple Interest Receivables. See ‘‘The Receivables — Calculation Methods’’ in the accompanying prospectus.

As of the cut-off date, the weighted average FICO®* score of the receivables is [            ], with the minimum FICO score being [            ] and the maximum FICO score being [            ]. Additionally, 90% of the pool balance as of the cut-off date is composed of obligors with FICO scores

between [            ] and [            ], with 5% of obligor FICO scores (based on receivable balance) exceeding [            ] and 5% of obligor FICO score (based on receivable balance) falling below [            ]. The FICO score of an obligor is calculated as the average of all available FICO scores at the time of application. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each potential obligor. See ‘‘Origination and Servicing Procedures — Underwriting of the Receivables’’ in the accompanying prospectus. Additionally, FICO scores are based on independent third party information, the accuracy of which cannot be verified. FICO scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

The composition, distribution by contract rate and geographic distribution by state of the obligor, in each case of the receivables as of the cut-off date, are set forth in the tables below.

Composition of the Pool of Receivables
As of the Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance
Aggregate Original Principal Balance
Number of Receivables
Percent of Aggregate Outstanding Principal Balance
Average Outstanding Principal Balance
Range of Outstanding Principal Balances
Weighted Average Contract Rate
Range of Contract Rates
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms

The ‘‘Weighted Average Remaining Term’’ in the preceding table is based on weighting by outstanding Principal Balance and remaining term of each receivable. The ‘‘Weighted Average Original Term’’ in the preceding table is based on weighting by outstanding Principal Balance and original term of each receivable.

*	FICO® is a federally registered servicemark of Fair, Isaac & Company.

Distribution of the Pool of Receivables by Contract Rate
As of the Cut-off Date

Contract Rate Range	Number of Receivables	Percent of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(1)
[ ] – [ ]%		%	$	%
[ ] – [ ]
[ ] – [ ]
[ ] – [ ]
[ ] – [ ]
[ ] – [ ]
[ ] – [ ]
[ ] – [ ]
[ ] – [ ]
[ ] – [ ]
[ ] – [ ]
Total		%	$	%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Pool of Receivables by State
As of the Cut-off Date

State(1)	Number of Receivables	Percent of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(2)
Alabama		%	$	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi

State(1)	Number of Receivables	Percent of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(2)
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.
West Virginia
Wisconsin
Wyoming
Total		%	$	%

(1)	Based on the billing address of the obligor on the receivables.
(2)	Sum may not equal 100% due to rounding.

[To Be Inserted:    For any one state or other geographic region where 10% or more of the pool assets are or will be located, description of any economic or other factors specific to such state or region that may materially impact the pool assets or pool asset cash flows.]

[To Be Inserted:    For any other material concentration of receivables, description of any economic or other factors specific to that concentration that may materially impact the pool assets or pool asset cash flows.]

Delinquency Experience Regarding the Pool

The following table sets forth the delinquency experience regarding the pool. The servicer considers a receivable delinquent when an obligor fails to make at least 95% of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in the receivables pool were more than 30 days delinquent.

Historical Delinquency Status	Number of Receivables	Percent of Total Number of Receivables	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance
Delinquent no more than once for 30-59 days		%	$	%
Delinquent more than once for 30-59 but never for 60 days or more		%	$	%
Delinquent at least once for 60 days or more		%	$	%
Total		%	$	%

Delinquencies, Repossessions and Net Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to all receivables originated and serviced by SunTrust. These tables do not reflect information regarding receivables acquired by SunTrust through mergers and acquisitions. There can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables. See ‘‘Origination and Servicing Procedures — Underwriting of the Receivables’’ in the accompanying prospectus.

This information includes the experience with respect to all receivables originated and serviced by SunTrust as of each respective date or during each listed period. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency and credit loss experience of the receivables servicing portfolio set forth in the following tables.

Net dollar losses are an amount equal to gross losses minus recoveries, each for the period indicated in the charts below. Gross charge-offs represent the aggregate remaining principal balance of all receivables that were charged off during the applicable period plus outstanding fees less net proceeds of the liquidation of the related financed vehicle. Recoveries are collections received in respect of charged-off receivables during the applicable period and represent cash payments received with respect to the deficiency balance of previously charged-off accounts and proceeds received on previously charged-off loans from repossessions. For non-bankrupt accounts, at a minimum loans are written down to the secured value at 120 days past due. Receivables are charged off within the processing month for non-bankrupt accounts if (a) all or any part of a scheduled payment is 120 days past due and SunTrust has not placed the vehicle out for repossession, (b) all or any part of a scheduled payment is 150 days past due and SunTrust has not taken possession of the related financed vehicle, (c) the related financed vehicle has been repossessed and not sold after 90 days in inventory or (d) SunTrust has, in accordance with its customary servicing practices, determined that such receivable has been or should be written off as uncollectible. Receivables for bankrupt accounts are written down to the secured value if the account is 60 or more days past due and full balance charge-offs are recognized when repayment is unlikely within a reasonable time frame.

Delinquency Experience

As of [ ]
	20[ ]			20[ ]
	Amount		Percent	Amount	Percent
Number of Receivables Outstanding	$			$
Principal Amount of Receivables Outstanding	$			$
Delinquencies as a Percentage of the Principal Amount of Receivables Outstanding(1)
30-59 days
60-89 days
90 days & over
Total 30+ days Delinquencies(2)		$	%	$	%

As of [ ]
	20[ ]		20[ ]		20[ ]
	Amount	Percent	Amount	Percent	Amount	Percent
Number of Receivables Outstanding
Principal Amount of Receivables Outstanding	$		$		$
Delinquencies as a Percentage of the Principal Amount of Receivables Outstanding(1)
30-59 days	$	%	$	%	$	%
60-89 days
90 days & over
Total 30+ days Delinquencies(2)	$	%	$	%	$	%

As of [ ]
	20[ ]		20[ ]
	Amount	Percent	Amount	Percent
Number of Receivables Outstanding
Principal Amount of Receivables Outstanding	$		$
Delinquencies as a Percentage of the Principal Amount of Receivables Outstanding(1)
30-59 days	$	%	$	%
60-89 days
90 days & over
Total 30+ days Delinquencies(2)	$	%	$	%

(1)	Delinquencies for receivables that have been sold with servicing retained include repossessions on hand.
(2)	Total may not equal actual sum due to rounding.

Credit Loss Experience

For the months ended [ ]
	20[ ]	20[ ]
Number of Receivables Outstanding
Average Number of Receivables Outstanding(1)
Number of Receivables Repossessed
Number of Receivables Repossessed as a Percentage of Average Number of Receivables Outstanding(2)
Average Principal Balance Outstanding(1)
Number of Assets Experiencing Loss
Gross Charge-Offs
Recoveries
Net Dollar Loss
Net Dollar Loss as a Percentage of Average Principal Balance Outstanding(2)
Average Net Loss(3)

As of [ ]
	20[ ]		20[ ]
	Amount	Percent	Amount	Percent
Number of Receivables Outstanding
Average Number of Receivables Outstanding(1)
Number of Receivables Repossessed
Number of Receivables Repossessed as a Percentage of Average Number of Receivables Outstanding
Average Principal Balance Outstanding(1)
Number of Assets Experiencing Loss
Gross Charge-Offs
Recoveries
Net Dollar Loss
Net Dollar Loss as a Percentage of Average Balance Outstanding
Average Net Loss(3)

(1)	Averages are calculated based on beginning and end of period data.

(2)	Percentages reflected for the [ ]-month period ended [ ] and [ ] are annualized figures.
(3)	Average Net Loss equals the Net Dollar Loss divided by the Number of Assets Experiencing Loss.

In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See ‘‘The Origination and Servicing Procedures’’ in the accompanying prospectus for additional information regarding the servicer.

Static Pool Information About Certain Previous Receivables Pools

Appendix A, attached to this prospectus supplement, sets forth in tabular format static pool information regarding delinquencies, cumulative losses and prepayments for pools of receivables originated by or purchased by SunTrust. This static pool information is presented for the pool of receivables originated by the originator for each calendar quarter during each of the last five years. The characteristics of each receivables pool described above are based on the characteristics of each receivable included in that pool as of the date of origination. Information in Appendix A relating to receivables pools that were established before January 1, 2006 is deemed not to be part of this prospectus supplement or the registration statement.

The characteristics of receivables included in these prior pools, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior receivables originated by the originators will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

Appendix A includes the following summary information for vintage calendar quarter pools:

•	number of receivables;

•	aggregate original principal balance;

•	average original receivable balance;

•	weighted average contract rate;

•	range of contract rates;

•	weighted average original term;

•	range of original terms;

•	weighted average remaining term;

•	range of remaining terms;

•	minimum FICO score, maximum FICO score, and weighted average FICO score;

•	product type (new vehicles/used vehicles);

•	distribution of the pool of receivables by contract rate range; and

•	geographic distribution of the pool of receivables.

WEIGHTED AVERAGE LIFE OF THE NOTES

Maturity and Prepayment Considerations

The rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal of the receivables. A higher than anticipated rate of prepayments will reduce the outstanding amounts of the notes faster than expected and reduce the anticipated aggregate interest payments on the notes. Noteholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of payments in this prospectus supplement. See ‘‘Risk Factors — Your yield to maturity may be reduced by prepayments, optional redemption or events of default resulting in the acceleration of the maturity of your notes’’ in this prospectus supplement.

We cannot assure you that your notes will be repaid on the related final scheduled payment date. We expect that final payment of the notes will occur on or prior to the respective final scheduled payment date for the notes. However, we cannot assure you that sufficient funds will be available to pay each class of notes on or prior to the respective final scheduled payment date. If sufficient funds are not available, final payment of the notes could occur later than the final scheduled payment date.

Obligors with higher contract rate receivables may prepay at a faster rate than obligors with lower contract rate receivables. Higher rates of prepayment of receivables with higher contract rates may result in the issuing entity holding receivables that will generate insufficient collections to cover delinquencies or charge-offs on the receivables or to make current payments of interest on or principal of the notes.

Illustration of Effect of Prepayments of Receivables on the Life of the Notes

Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or ‘‘ABS,’’ assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either receivables pool involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned ‘‘Percent of Initial Note Balance at Various ABS Percentages’’ (the ‘‘ABS Tables’’), are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds [ ] pools of receivables with the following characteristics:

Pool	Balance	Gross Contract Rate	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
[1]	$	%
[2]	$	%
[3]	$	%
[4]	$	%
[5]	$	%
[6]	$	%
[7]	$	%
[8]	$	%
[9]	$	%
[10]	$	%
[11]	$	%
[12]	$	%
Total	$	%

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the notes at the following coupon ratings: Class A-1 notes, [ ]%; Class A-2 notes, [ ]%; Class A-3 notes, [ ]%; Class A-4 notes, [ ]%; and Class B notes, [ ]%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in [ ], and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the initial Note Balance for that class of notes as set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing [ ], and on the 15th calendar day of each subsequent month;

•	the notes are purchased on [ ];

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the clean-up call option to redeem the notes will be exercised at the earliest opportunity; and

•	the servicing fee will be [ ]% per annum.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the ‘‘weighted average life’’ of a class of notes is determined by:

•	multiplying the amount of each principal payment of a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages
Class A-1 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Note Balance at Various ABS Percentages
Class A-2 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Note Balance at Various ABS Percentages
Class A-3 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Note Balance at Various ABS Percentages
Class A-4 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Note Balance at Various ABS Percentages
Class B Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

THE NOTES

The following information summarizes material provisions of the notes. The following summary supplements the description of the general terms and provisions of the notes of any given series set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the SEC after we issue the notes. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the trust estate and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. [                                            ] will be the indenture trustee. You may contact the indenture trustee at [                                            ], or by calling [                                            ].

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day beginning [                ], 20[    ].

The indenture trustee will distribute principal of and interest on the notes on each payment date to noteholders in whose names the notes were registered on the latest record date.

The initial Note Balance, interest rate and final scheduled payment date for each class of the notes is set forth on the cover of this prospectus supplement.

Payments of Interest

Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be due and payable monthly on each payment date.

Interest will accrue and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of: (i) the Class A-1 Note Balance as of the prior payment date (after giving effect to all payments of principal made on the prior payment date) (or, in the case of the first payment date, as of the closing date), (ii) the related interest rate, and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•	30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes will be the product of: (i) the Note Balance of the related class of notes as of the prior payment date (after giving effect to all payments of principal made on the prior payment date) (or, in the case of the first payment date, as of the closing date), (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, [ ]) divided by 360.

If the notes are in book-entry form, then interest on each note will be paid to noteholders of record as of the Business Day immediately preceding the payment date. If the notes are issued as definitive notes, then interest on each note will be paid to noteholders of record as of the close of business on the last Business Day of the calendar month preceding each payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues for a period of five days or more will result in an event of default. See ‘‘The Transaction Agreements and the Indenture — Events of Default.’’

Payments of Principal

On each payment date, amounts deposited into the Principal Distribution Account (as described below under ‘‘The Transaction Agreements and the Indenture – Priority of Payments’’) will be applied to make principal payments of the notes in the following order of priority:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full; and

•	fifth, to the Class B notes, until the Class B notes are paid in full.

Failure to pay the Note Balance of any class of notes on its final scheduled payment date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other Class A noteholders on each payment date, based on the Note Balance of each class of Class A notes (other than the Class A-1 notes), until the Class A notes have been paid in full, and then to the Class B noteholders until the Class B notes have been paid in full. See ‘‘The Transaction Agreements and the Indenture — Priority of Payments Will Change Upon Events of Default that Result in Acceleration.’’

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date in the months specified below (each, a ‘‘final scheduled payment date’’):

•	for the Class A-1 notes, [ ] payment date;

•	for the Class A-2 notes, [ ] payment date;

•	for the Class A-3 notes, [ ] payment date;

•	for the Class A-4 notes, [ ] payment date; and

•	for the Class B notes, [ ] payment date.

It is anticipated that the Note Balance of each class of notes will be paid in full prior to the final scheduled payment date for that class of notes. However, the amount and timing of distributions of principal on the notes is based on many factors. See ‘‘Risk Factors — Your yield to maturity may be reduced by prepayments’’ in this prospectus supplement. Based on the ABS model as described in ‘‘Weighted Average Life of the Notes,’’ including the assumptions described therein, and based on an assumed ABS percentage of [        ]% and that the clean-up call option to redeem the notes will be exercised at the earliest opportunity, the expected final maturity date for each class of notes is specified below:

•	for the Class A-1 notes, the [ ] payment date;

•	for the Class A-2 notes, the [ ] payment date;

•	for the Class A-3 notes, the [ ] payment date;

•	for the Class A-4 notes, the [ ] payment date; and

•	for the Class B notes, the [ ] payment date.

[Interest Rate Swap

On the closing date, the issuing entity will enter into an ‘‘interest rate swap agreement’’ consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the Class [A-4] notes. The interest rate swap for the Class [A-4] notes will have an initial notional amount equal to the initial Note Balance of the Class [A-4] notes on the closing date and will decrease by the amount of any principal payments on the Class [A-4] notes. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the Note Balance of the Class [A-4] notes.

In general, under the interest rate swap agreement, on each payment date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of [            ]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on the interest rate of the Class [A-4] notes times the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders. A Net Swap Payment made by the issuing entity ranks higher in priority than all payments on the notes.

An event of default under the interest rate swap agreement includes, among other things:

•	failure to make payments due under the interest rate swap agreement; or

•	the occurrence of certain bankruptcy and insolvency events of the issuing entity or the swap counterparty.

A termination event under the interest rate swap agreement includes, among other things:

•	illegality of the transactions contemplated by the interest rate swap agreement;

•	the issuing entity amends any transaction document without the prior consent of the swap counterparty if such consent is required under the transaction documents;

•	any redemption, acceleration, auction, clean-up call or other prepayment in full, but not in part, of the notes under the indenture or any event of default under the indenture caused by the failure of the issuing entity to make a payment or maintain its solvency that results in certain rights or remedies being exercised with respect to the collateral;

•	failure of the swap counterparty to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty, among other things:

•	posts collateral; or

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty with an acceptable rating.

Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party may elect to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the issuing entity out of Available Funds. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty will be applied to any Swap Termination Payment owed to the swap counterparty under the interest rate swap agreement to the extent not previously paid.]

Delivery of Notes

The notes will be issued in the minimum denomination of $1,000, and in integral multiples of $1,000 in excess thereof on or about the closing date in book entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

Money Market Investment

The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.

Ratings

It is a condition to the issuance of the notes that, on the closing date, each class of notes receive at least the following ratings from Standard & Poor’s, Moody’s, and Fitch:

Class	Standard & Poor’s	Moody’s	Fitch
A-1
A-2
A-3
A-4
B

A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes are an assessment by the applicable rating agencies of the likelihood that interest on the notes will be paid on a timely basis and that the principal of the notes s will be paid in full by their final scheduled payment dates. The ratings do not consider to what extent the notes will be subject to prepayment or that the principal of the notes will be paid prior to their final scheduled payment date. We have requested that each rating agency maintain ongoing surveillance of its ratings assigned to the notes. However, we cannot assure you that a rating agency will continue its surveillance of the ratings of the notes or that any of these ratings will not be lowered by the related rating agency. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

THE TRANSACTION AGREEMENTS AND THE INDENTURE

The following information summarizes material provisions of the ‘‘purchase agreement’’ entered into between SunTrust and the depositor, the ‘‘sale and servicing agreement’’ entered into among the depositor, the servicer, the issuing entity and the indenture trustee, the ‘‘indenture’’ entered into between the issuing entity and the indenture trustee and the ‘‘administration agreement’’ entered into among the issuing entity, SunTrust and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the sections titled ‘‘The Transaction Documents’’ and ‘‘The Indenture,’’ to which reference is hereby made. We sometimes refer to these agreements collectively as the ‘‘transaction agreements.’’

Sale and Assignment of Receivables and Related Security Interests

Under the purchase agreement, SunTrust will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, the collections after the cut-off date and the Related Security relating to those receivables. The purchase agreement will create a security interest (which, under the Uniform Commercial Code (the ‘‘UCC’’) includes an ownership interest) in that property in favor of the depositor. SunTrust will authorize and file any UCC financing statements and cause to be authorized and filed any UCC continuation statements, all in a manner and in those places as may be required by law fully to preserve, maintain and protect the interest of the depositor, the issuing entity and the indenture trustee in the receivables and the proceeds thereof. SunTrust will deliver (or cause to be delivered) to the depositor file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following that filing.

Under the sale and servicing agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, the collections after the cut-off date, the Related Security relating to those receivables and related property. The sale and servicing agreement will create a security interest in that property in favor of the issuing entity. The servicer will authorize and file any UCC financing statements and cause to be authorized and filed any UCC continuation statements, all in a manner and in those places as may be required by law fully to preserve, maintain and protect the interest of the issuing entity and the indenture trustee in the receivables and the proceeds thereof. The servicer will deliver (or cause to be delivered) to the owner trustee and the indenture trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following that filing.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the trust estate to the indenture trustee. The terms of the indenture create a security interest in the trust estate in favor of the indenture trustee for the benefit of the noteholders.

We will file a copy of the actual transaction agreements with the SEC after we issue the notes. This is not a complete description of the transaction agreements, and the summaries of the transaction agreements in this prospectus supplement are subject to all of the provisions of the transaction agreements.

Administration Agreement

SunTrust will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement and the transaction agreements and the duties and obligations of the issuing entity and the owner trustee under the transaction agreements. However, except as otherwise provided in the transaction agreements, the administrator will have no obligation to make any payment required to be made by the issuing entity under any transaction agreement. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under the transaction agreements. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to the transaction agreements.

The administrator will not have any obligations under the administration agreement other than those specifically set forth in the administration agreement, and no implied obligations of the administrator will be read into the administration agreement. Neither the administrator nor any of its directors, officers, agents or employees will be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with the administration agreement, except for its or their own gross negligence or willful misconduct and in no event will the administrator be liable under or in connection with the administration agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which those losses or damages may be claimed. Without limiting the foregoing, the administrator (a) may consult with legal counsel (including counsel for the issuing entity), independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of that counsel, accountants or experts and (b) will incur no liability under or in respect of the administration agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Trust Accounts

The issuing entity will have the following accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders:

•	the Collection Account;

•	the Principal Distribution Account; and

•	the Reserve Account.

There is no independent verification of the trust accounts or the transaction activity with respect to the trust accounts.

Deposits to the Collection Account

SunTrust generally will be required to remit Collections it receives on the receivables to the Collection Account within two Business Days of receipt. However, so long as SunTrust’s short-term unsecured debt is rated at least ‘‘Prime-1’’ by Moody’s, ‘‘A-1’’ by Standard & Poor’s and ‘‘F1’’ by Fitch, SunTrust may remit Collections for a Collection Period on the payment date following such Collection Period. If SunTrust’s short term unsecured debt rating does not satisfy the levels specified by one or more of the rating agencies listed under ‘‘Summary of Terms — Ratings’’ above but SunTrust makes other arrangements and satisfies the Rating Agency Condition, SunTrust may remit Collections on an alternative remittance schedule but not later than the related payment date. SunTrust currently satisfies the conditions necessary to remit Collections on the payment date following such Collection Period. Pending deposit into the Collection Account, Collections may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See ‘‘Risk Factors — Commingling of assets by the servicer could reduce or delay payments on the securities’’ in the accompanying prospectus.

On or before each payment date, the servicer will instruct the indenture trustee to withdraw from the Reserve Account and deposit into the Collection Account an amount equal to the excess of (a) the amount required to be distributed pursuant to clauses first through [seventh] in the payment waterfall described below under ‘‘— Priority of Payments’’ over (b) the Available Funds then on deposit in the Collection Account for distribution on that payment date.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of Available Funds then on deposit in the Collection Account and funds, if any, deposited into the Collection Account from the Reserve Account in the following order of priority:

(1)	first, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee fees or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer; provided, however, that expenses and indemnification amounts payable to the indenture trustee and the owner trustee pursuant to this clause (1) shall be limited to $150,000 per annum in the aggregate;

(2)	second, to the servicer, the servicing fees and all prior unpaid servicing fees;

[(3)	third, to the swap counterparty, the Net Swap Payment;]

(4)	fourth, [(i)] to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the respective Note Balances as of the preceding payment date after giving effect to all payments of principal to the Class A noteholders on the preceding payment date and (b) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of the Class A notes (to the extent permitted by law) [and (ii) to the swap counterparty, any Senior Swap Termination Payments payable to the swap counterparty];

(5)	fifth, to the Principal Distribution Account for distribution pursuant to ‘‘The Notes –— Payments of Principal’’ above, the First Allocation of Principal;

(6)	sixth, to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the preceding payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the interest rate on the Class B notes (to the extent permitted by law);

(7)	seventh, to the Principal Distribution Account for distribution pursuant to ‘‘The Notes — Payments of Principal’’ above, the Second Allocation of Principal;

(8)	eighth, to the Reserve Account, any additional amount required to reinstate the amount on deposit in the Reserve Account up to the Specified Reserve Account Balance

(9)	ninth, to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the sale and servicing agreement, the trust agreement and the indenture, as applicable, which have not been previously paid; and

[(10)	tenth, to the swap counterparty, any Subordinate Swap Termination Payment payable to the swap counterparty and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

(11)	eleventh, to the residual interestholder, any funds remaining.

Upon and after any distribution to the residual interestholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each Payment Date as described above under ‘‘— Priority of Payments’’.

Recipient	Fees and Expenses Payable *
Servicer	The servicing fee as described below under ‘‘— Servicing Compensation and Expenses’’

Indenture Trustee	$[ ] per annum plus reasonable expenses

Owner Trustee	$[ ] per annum plus reasonable expenses

*	The fees and expenses described above do not change upon an event of default.

Indemnification of Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity jointly and severally with the depositor, SunTrust, the administrator and the servicer, will agree to indemnify the indenture trustee for any loss, liability or expense incurred without negligence or bad faith on the part of the indenture trustee arising out of, or in connection with, the acceptance or administration of the trust estate, including, with certain limitations, the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the indenture. To the extent that any such indemnities are not otherwise satisfied after a demand for the payment of those indemnities has been made by the indenture trustee, they will be paid from Available Funds as described above under ‘‘— Priority of Payments’’.

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the trust estate or the action or inaction of the owner trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) its own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under ‘‘— Priority of Payments’’.

Principal Distribution Account

On each payment date, the indenture trustee will make payments from amounts deposited in the Principal Distribution Account on that date in the order of priority described above under ‘‘The Notes — Payments of Principal.’’

Reserve Account

The depositor will establish the Reserve Account in the name of the indenture trustee for the benefit of the noteholders. To the extent that Collections on the receivables and amounts on deposit in the Reserve Account are insufficient, the noteholders will have no recourse to the assets of the depositor or servicer as a source of payment.

The Reserve Account will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to [    ]% of the initial Pool Balance.

As of any payment date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the Reserve Account to equal the Specified Reserve Account Balance to the extent set forth above under ‘‘— Priority of Payments.’’

Amounts, if any, on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the servicer in Eligible Investments. Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the Reserve Account may be invested in securities that will not mature prior to the next payment date and that meet other investment criteria.

The amount of funds on deposit in the Reserve Account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through [seventh] under ‘‘— Priority of Payments’’ above.

If the amount of funds on deposit in the Reserve Account on any payment date, after giving effect to all deposits and withdrawals from the Reserve Account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then the servicer will instruct the indenture trustee to distribute the amount of the excess, as specified under ‘‘— Priority of Payments’’ above (including after the cure of a Reserve Account Increase Condition).

In addition, if the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses first through [seventh] under ‘‘— Priority of Payments’’ above would be sufficient to pay in full the Note Balance of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the Reserve Account to the extent necessary to pay all outstanding notes in full.

[Yield Supplement Overcollateralization Amount

The Yield Supplement Overcollateralization Amount, with respect to each payment date, is equal to the product of [        ]% and the Pool Balance as of the last day of the related Collection Period.]

Optional Redemption

If the servicer, or any successor to the servicer, exercises its optional ‘‘clean-up call’’ to purchase the receivables on any payment date when the then-outstanding Pool Balance on the last day of any Collection Period has declined to 10% or less of the initial Pool Balance, then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer, or any successor to the servicer, exercises this option. This option is described in the prospectus under ‘‘The Transaction Documents — Termination.’’ The purchase price will be at least equal to the Note Balance of all the notes plus accrued and unpaid interest thereon up to but excluding that payment date at the applicable interest rate.

[It is expected that at the time this clean-up call option becomes available to the servicer, or any successor to the servicer, only the Class A-4 notes and Class B notes will be outstanding.]

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The ‘‘servicing fee’’ for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from but not including the cut-off date to and including the last day of the first Collection Period over 360), (2) [    ]% per annum and (3) the Pool Balance of the receivables as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first Collection Period). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the Collection Account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the Collection Account from the Reserve Account. The servicer will pay all expenses incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses except for auction, painting, repair or refurbishment expenses and similar expenses described in the definition of Liquidation Proceeds. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Extensions of Receivables Final Payment Dates

Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to a receivable in accordance with its customary servicing practices; provided, however, that if the servicer extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period prior to the final scheduled payment date for the Class B notes, then the servicer will be required to purchase that receivable from the issuing entity.

Servicer Termination Events

The following events constitute ‘‘servicer termination events’’ under the sale and servicing agreement:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Controlling Class of the notes;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Controlling Class of the notes; provided, however, that no servicer termination event will result from the breach by the servicer of any covenant for which the sole remedy for such breach pursuant to the transaction agreements is the purchase of the ineligible or nonconforming receivable; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Resignation, Removal or Replacement of the Servicer

If a servicer termination event is unremedied, the indenture trustee, acting at the direction of noteholders of a majority of the Note Balance of the Controlling Class of notes, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator, each rating agency listed under ‘‘Summary of Terms — Ratings’’ above and to the noteholders. Any successor servicer shall be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties unless it determines that its duties are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would no longer be permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, transfer of substantially all of its assets or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-servicers who are in the business of performing such duties. However, no delegation to affiliates or sub-servicers will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer until a newly appointed servicer for the receivables has assumed the servicing responsibilities and obligations of the resigning or terminated servicer. If replaced, the servicer agrees that it will be required to use commercially reasonable efforts at its own expense to effect the orderly and efficient transfer of the servicing of the receivables to a successor servicer. The indenture trustee may make such arrangements for the compensation of the successor servicer out of Available Funds as it and such successor servicer will agree; provided, however that no such compensation will be in excess of the amount paid to the predecessor servicer under the sale and servicing agreement.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Termination Events

The noteholders of a majority of the Note Balance of the Controlling Class may waive any servicer termination event.

Events of Default

The occurrence of any one of the following events will be an ‘‘event of default’’ under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days or more;

•	default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Controlling Class of the notes;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that such failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Controlling Class of the notes; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments described above under ‘‘— Priority of Payments’’. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Notice of Defaults

If a Default occurs and is continuing and if it is either actually known or written notice of the existence of that Default has been delivered to a responsible officer of the indenture trustee, the indenture trustee shall mail to each noteholder and the rating agencies notice of the Default within 90 days after that knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any note (including payments pursuant to the mandatory redemption provisions of that note), the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the noteholders.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee or the noteholders of a majority of the Note Balance of the Controlling Class may declare the principal of such notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and the notes have been accelerated, the indenture trustee may institute proceedings to collect amounts due or foreclose on the trust estate, exercise remedies as a secured party or sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default resulting in acceleration of the notes unless:

•	the noteholders of 100% of the Note Balance of the Controlling Class consent to such sale, excluding notes held by the servicer or its affiliates;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes at the date of such sale; or

•	the default relates to the failure to pay interest or principal when due (a ‘‘payment default’’), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the noteholders of at least 66 2/3% of the Note Balance of the Controlling Class.

In addition, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling the receivables unless:

•	the noteholders of all outstanding notes consent to such sale; or

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the noteholders of a majority of the Note Balance of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the noteholders of a majority of the Note Balance of the Controlling Class may, in certain cases, waive any event of default, except a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the noteholders of all of the outstanding notes.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments will change. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

(1)	first, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer; provided, however, that expenses and indemnification amounts payable to the indenture trustee and the owner trustee pursuant to this clause (1) and to clause (1) above under ‘‘Priority of Payments’’ shall be limited to $150,000 per annum in the aggregate;

(2)	second, to the servicer, the servicing fee and all prior unpaid servicing fees;

[(3)	third, to the swap counterparty, the Net Swap Payment;]

(4)	fourth, [a] to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the Note Balances as of the previous payment date after giving effect to all payments of principal to the Class A noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of Class A notes (to the extent permitted by law) [and (b) to the swap counterparty, any Senior Swap Termination Payment payable to the swap counterparty];

(5)	fifth, if an Event of Default has occurred that arises from (a) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (b) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable or (c) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders for principal until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders for principal, pro rata, until all classes of the Class A notes have been paid in full;

•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

•	to the Class B noteholders for principal, until the Class B notes have been paid in full;

(6)	sixth, if an Event of Default has occurred that arises from any event other than those events described above in clause fifth, in the following order of priority:

•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders – on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

•	to the Class A-1 noteholders for principal until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders for principal, pro rata, until all classes of the Class A notes have been paid in full;

•	to the Class B noteholders for principal, until the Class B notes have been paid in full;

[(7)	seventh, to the swap counterparty, any Subordinate Swap Termination Payment and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

(8)	eighth, to the owner trustee and the indenture trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid; and

(9)	ninth, to the residual interestholder, any funds remaining.

Modification of Indenture

The indenture may be amended or supplemented under the circumstances described in the accompanying prospectus under the heading ‘‘The Indenture — Modification of Indenture.’’

[THE SWAP COUNTERPARTY]

[[            ] is the swap counterparty. It is organized as a [            ] under the laws of [            ]. [To be inserted: description of the general character of the business of the swap counterparty].

[The long-term credit rating assigned to the swap counterparty by Moody’s is currently ‘‘[    ]’’ and by Standard and Poor’s is currently ‘‘[    ].’’ The short term credit rating assigned to the swap counterparty by Moody’s is currently ‘‘[    ]’’ and by Standard and Poor’s is currently ‘‘[    ].’’]

[Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described above under ‘‘The Notes — Interest Rate Swap.’’]

[Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%].

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Information regarding the material legal aspects of the receivables is set forth under ‘‘Material Legal Aspects of the Receivables’’ in the attached prospectus. The transactions described in this prospectus supplement and the accompanying prospectus [will] [will not] be structured so that the Federal Deposit Insurance Corporation’s rule ‘‘Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation’’ applies. See ‘‘Material Legal Aspects of the Receivables — Certain Matters Relating to the Federal Deposit Insurance Corporation’’ in the accompanying prospectus.

LEGAL INVESTMENT

The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the ‘‘Investment Company Act’’). If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown, Rowe & Maw LLP is of the opinion that:

•	based on the terms of the notes and the transactions relating to the receivables as set forth herein, the Class A notes and the Class B notes will be characterized as indebtedness for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.

The issuing entity will be treated as a Tax Non-Entity. See ‘‘Material Federal Income Tax Consequences’’ in the accompanying prospectus.

Neither the Class A notes nor the Class B notes will be issued with original issue discount. See ‘‘Material Federal Income Tax Consequences’’ in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion and the discussion in the accompanying prospectus under ‘‘Certain ERISA Considerations’’, the notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’) and entities deemed to hold plan assets of the foregoing (each a ‘‘benefit plan’’).

Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

By acquiring a note, each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring and will not hold the notes with the assets of a benefit plan or any other plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code; or (ii) the acquisition, holding and disposition of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or violate any substantially similar applicable law.

A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See ‘‘Certain ERISA Considerations’’ in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A notes and the Class B notes, the depositor has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the Class A notes and certain of the underwriters, severally, have agreed to purchase the Class B notes, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes
	$	$	$	$	$
	$	$	$	$	$
	$	$	$	$	$
	$	$	$	$	$
Total	$

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the related class of the Class A notes and the Class B notes and as an aggregate dollar amount, are as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
Class B Notes	%	%

Until the distribution of the Class A notes and the Class B notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A notes and the Class B notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A notes and Class B notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Class A notes and Class B notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A notes and Class B notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A notes and Class B notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the Class A notes and Class B notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes and Class B notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A notes and Class B notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

SunTrust and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the ‘‘Securities Act’’), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

The administrator, on behalf of the issuing entity, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

The Class A notes and the Class B notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the Class A notes and Class B notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Class A notes and Class B notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Class A notes or Class B notes.

The depositor will receive aggregate proceeds of approximately $[            ] from the sale of the Class A notes and Class B notes (representing [            ]% of the initial Note Balance of the Class A notes and Class B notes) after paying the aggregate underwriting discount of $[            ] on the Class A notes and Class B notes. Additional offering expenses are estimated to be $[            ].

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuing entity that:

•	it has not offered or sold, and prior to the date which is six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the ‘‘Regulations’’), and the FSMA;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (‘‘CIS Order’’) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated; and

•	it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)    to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)    in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of notes to the public’’ in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the ‘‘European Economic Area’’ are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of SunTrust, the issuing entity or the depositor. Forward-looking statements also include statements using words such as ‘‘expect,’’ ‘‘anticipate,’’ ‘‘hope,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘estimate’’ or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of SunTrust, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no material legal or governmental proceedings pending against the sponsor, the depositor, the issuing entity, the servicer or the originator, or of which any property of the foregoing is the subject. SunTrust is currently a party to various legal proceedings arising from time to time in the ordinary course of its business. Based on information currently available, it is the opinion of SunTrust that the eventual outcome of any currently pending legal proceedings, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the receivables. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on SunTrust. Any such unfavorable outcome could adversely affect the ability of SunTrust to perform its obligations with respect to the receivables and potentially lead to the replacement of SunTrust with a successor servicer.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the notes.

LEGAL MATTERS

Certain legal opinions with respect to the notes will be given for the depositor by Mayer, Brown, Rowe & Maw LLP. Certain legal opinions with respect to the notes will be given for the underwriters by McKee Nelson LLP.

GLOSSARY

‘‘Available Funds’’ means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited in the Collection Account with respect to each receivable that will be purchased by the depositor or servicer during the related Collection Period, (iii) the investment income accrued during such Collection Period from the investment of funds in the issuing entity’s accounts, (iv) any amounts in the Reserve Account in excess of the Specified Reserve Account Balance, (v) the purchase price deposited by the servicer in connection with the clean-up call, if any, as described in ‘‘The Transaction Agreements and the Indenture — Optional Redemption’’ in this prospectus supplement[, (vi) the Net Swap Receipts (excluding swap termination payments received from the swap counterparty and deposited into the swap termination payment account), (vii) amounts on deposit in the swap termination payment account that exceed the cost of entering into a replacement interest rate swap agreement or any amounts on deposit in the swap termination payment account if the issuing entity determines not to replace the initial interest rate swap agreement and (viii) the amount by which any amounts received from a replacement swap counterparty in consideration for entering into a replacement swap agreement exceeds the payments due to the swap counterparty due to the termination of the interest rate swap agreement following an event of default or termination event under the interest rate swap agreement].

‘‘Business Day’’ means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Georgia or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

‘‘Class A-1 Note Balance’’ means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class A-1 notes.

‘‘Class A-2 Note Balance’’ means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class A-2 notes.

‘‘Class A-3 Note Balance’’ means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class A-3 notes.

‘‘Class A-4 Note Balance’’ means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class A-4 notes.

‘‘Class B Note Balance’’ means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class B notes.

‘‘Collection’’ or ‘‘Collections’’ means, with respect to any receivable and to the extent received by the servicer after the cut-off date for that receivable, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with its customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that receivable, including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract; provided, however, that the term ‘‘Collections’’ in no event will include (1) any amounts in respect of any receivable purchased by the servicer or the depositor on a prior payment date and (2) any Supplemental Servicing Fees.

‘‘Collection Account’’ means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections in accordance with the terms of the transaction agreements.

‘‘Collection Period’’ means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the cut-off date and ending on [        ]). As used in this prospectus supplement, the ‘‘related’’ Collection Period with respect to any date of determination or payment date shall be deemed to be the Collection Period which precedes that date of determination or payment date.

‘‘Controlling Class’’ means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding (excluding, in each case, notes held by the servicer or its affiliates).

‘‘Default’’ means any occurrence that is, or with notice or the lapse of time or both would become, an event of default.

‘‘Defaulted Receivable’’ means, with respect to any Collection Period, a receivable as to which (a) all or any part of a scheduled payment is 120 or more days past due and the servicer has not repossessed the related financed vehicle, (b) the servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the servicer has, in accordance with its customary servicing practices, determined that such receivable has or should be written off as uncollectible. The Principal Balance of any receivable that becomes a ‘‘Defaulted Receivable’’ will be deemed to be zero as of the date it becomes a ‘‘Defaulted Receivable.’’

‘‘Eligible Investments’’ means any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1 and from Fitch of F1 if rated by Fitch;

•	commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1 and from Fitch of F1 if rated by Fitch;

•	investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G, from Moody’s of Aaa and from Fitch of AAA if rated by Fitch;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment with respect to which each rating agency listed under ‘‘Summary of Terms — Ratings’’ above has provided written notice that such investment would not cause such rating agency to downgrade or withdraw its then current rating of any class of notes.

‘‘First Allocation of Principal’’ means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the Class A notes as of the preceding payment date over (b) [(i)] the Pool Balance as of the last day of the related Collection Period [minus (ii) the Yield Supplement Overcollateralization Amount]; provided, however, that the First Allocation of Principal will not exceed the Note Balance of the Class A notes; provided, further, that the First Allocation of Principal on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.

‘‘Liquidated Receivable’’ means, as of any date of determination, any receivable which (a) has been paid in full or (b) is a Defaulted Receivable with respect to which the servicer has determined in accordance with its customary servicing practices that all amounts expected to be received by the servicer with respect to such Defaulted Receivable have been received.

‘‘Liquidation Proceeds’’ means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered after the charge-off of the related receivable or as a result of any recourse against the related dealer) on such receivable net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor.

[‘‘Net Swap Payment’’ means for the interest rate swap agreement, the net amounts owed by the issuing entity to the swap counterparty, if any, on any payment date, excluding Swap Termination Payments.]

[‘‘Net Swap Receipt’’ means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the issuing entity, if any, on any date any such amount is due under the interest rate swap agreement, including, without limitation, any Swap Termination Payments.]

‘‘Note Balance’’ means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance or the Class B Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.

‘‘Principal Balance’’ means, as of any time, for any receivable, the principal balance of that receivable under the terms of the receivable determined in accordance with the servicer’s customary servicing practices. The Principal Balance of any receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

‘‘Principal Distribution Account’’ means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement from which distributions of principal to the noteholders will be made.

‘‘Rating Agency Condition’’ means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by that rating agency that the occurrence of that event or circumstance will not cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that the rating agency has been given notice of that event at least ten days prior to the occurrence of that event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and the rating agency has not issued any written notice that the occurrence of that event will itself cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes.

‘‘Related Security’’ means, for any receivable, (i) the security interest in the related financed vehicle, (ii) any proceeds from claims on any insurance policy and refunds in connection with extended service agreements relating to that receivable (if that receivable became a Defaulted Receivable after the cut-off date), (iii) any other property securing the receivables and (iv) all proceeds of the foregoing.

‘‘Reserve Account’’ means the account established in the name of the indenture trustee for the benefit of the noteholders into which the servicer will deposit funds on the closing date and as to which the indenture trustee, as instructed by the servicer pursuant to the provisions of the transaction documents, will make the other deposits and withdrawals specified in this prospectus supplement.

‘‘Second Allocation of Principal’’ means, for any payment date an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the notes minus the First Allocation of Principal for the specified payment date over (b) [(i)] the Pool Balance as of the last day of the related Collection Period [minus (ii) the Yield Supplement Overcollateralization Amount]; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for any Class of notes will not be less than the amount that is necessary to reduce the Note Balance of that Class to zero (after the application of the First Allocation of Principal).

[‘‘Senior Swap Termination Payment’’ means any Swap Termination Payment owed by the issuing entity to the swap counterparty under the interest rate swap agreement arising due to (1) the failure of the issuing entity to make payments due under the interest rate swap agreement, (2) the occurrence of certain bankruptcy and insolvency events of the issuing entity, (3) the illegality of the transactions contemplated by the interest rate swap agreement, (4) any redemption, acceleration, auction, clean-up call or other prepayment in full, but not in part, of the notes under the indenture or any event of default under the indenture that results in certain rights or remedies being exercised with respect to the collateral or (5) amendment by the issuing entity or any affiliate of the issuing entity of any transaction document without the consent of the swap counterparty to the extent that such consent is required under the transaction document.]

‘‘Specified Reserve Account Balance’’ for any payment date means the greater of (a) [        ]% of the Pool Balance as of the cut-off date and (b) [        ]% of the Pool Balance as of the last day of the preceding calendar month; provided, however, that in no event will the ‘‘Specified Reserve Account Balance’’ for a payment date exceed the aggregate Note Balance of the Class A notes and the Class B notes after giving effect to all payments on that payment date.

[‘‘Subordinate Swap Termination Payment’’ means any Swap Termination Payment owed by the issuing entity to the swap counterparty under the interest rate swap agreement other than a Senior Swap Termination Payment.]

‘‘Supplemental Servicing Fees’’ means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

[‘‘Swap Termination Payments’’ means payments due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty under the interest rate swap agreement, including interest that may accrue thereon, due to a termination of the interest rate swap agreement due to an event of default or termination event under the interest rate swap agreement. ]

[Yield Supplement Overcollateralization Amount’’ means, with respect to each payment date, the product of [        ]% and the Pool Balance as of the last day of the related Collection Period.]

INDEX

Page
ABS,	S-28
ABS Tables	S-28
administration agreement	S-39
administrator	S-3
AUTHORIZED PERSONS	2
Available Funds	S-55
benefit plan	S-50
Business Day	S-55
Call Report	S-18
Call Reports	S-18
certificates	S-3
CIS ORDER	2
CIS Order	S-52
Class A-1 Note Balance	S-55
Class A-2 Note Balance	S-55
Class A-3 Note Balance	S-55
Class A-4 Note Balance	S-55
Class B Note Balance	S-55
clean-up call	S-44
closing date	S-4
Code	S-50
Collection	S-55
Collection Account	S-55
Collection Period	S-56
Collections	S-55
Controlling Class	S-56
cut-off date	S-7
Default	S-56
Defaulted Receivable	S-56
depositor	S-3
Eligible Investments	S-56
ERISA	S-50
event of default	S-6, S-46
Exchange Act	S-18
final scheduled payment date	S-36
financed vehicles	S-7
First Allocation of Principal	S-57
Fitch	S-10
FSMA	2
indenture	S-39
indenture trustee	S-3
interest rate swap agreement	S-38
Investment Company Act	S-49
issuing entity	S-3
Liquidated Receivable	S-57
Liquidation Proceeds	S-57
Moody’s	S-10
Net Swap Payment	S-57
Net Swap Receipt	S-57
Note Balance	S-57
obligors	S-7
originator	S-3
owner trustee	S-3
payment date	S-4
payment default	S-47
Pool Balance	S-7
Principal Balance	S-57
Principal Distribution Account	S-57
purchase agreement	S-39
rating agencies	S-10
Rating Agency Condition	S-57
receivables	S-7
receivables pool	S-7
record date	S-4
Regulations	S-52
Related Security	S-58
Relevant Implementation Date	S-52
Relevant Member State	S-52
Reserve Account	S-58
residual interestholder	S-3
sale and servicing agreement	S-39
SEC	1
Second Allocation of Principal	S-58
Securities Act	S-51
Senior Swap Termination Payment	S-58
servicer,	S-3
servicer termination events	S-45
servicing fee	S-3, S-44
Specified Reserve Account Balance	S-58
Standard & Poor’s	S-10
STI	S-18
Subordinate Swap Termination Payment	S-58
SunTrust	1, S-3
Supplemental Servicing Fees	S-58
swap counterparty	S-4
Swap Termination Payments	S-58
transaction agreements	S-39
trust estate	S-7
UCC	S-39
U.S. GAAP	S-18
Yield Supplement Overcollateralization Amount	S-58

59

APPENDIX A: STATIC POOL DATA

Summary Characteristics of Quarterly Originated Receivables

[ ] Quarter, 20[ ]
Number of Receivables
Aggregate Original Principal Balance
Average Original Receivable Balance
Weighted Average Contract Rate
Range of Contract Rates
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Minimum FICO® Score
Maximum FICO® Score
Weighted Average FICO® Score
Product Type: New Vehicles (% of Aggregate Original Principal Balance)
Product Type: Used Vehicles (% of Aggregate Original Principal Balance)

Distribution of the Pool of Receivables by Contract Rate Range

Contract Rate Range	Number of Receivables	Percent of Total Number of Receivables (%)(1)	Aggregate Original Principal Balance of Receivables ($)	Percent of Total Aggregate Original Principal Balance of Receivables (%)(1)
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%
[ ] – [ ]%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Pool of Receivables

State(2)(3)	Number of Receivables	Percent of Total Number of Receivables (%)(1)	Aggregate Original Principal Balance of Receivables ($)	Percent of Total Aggregate Original Principal Balance of Receivables (%)(1)
State 1
State 2
State 3
State 4
State 5
Total

(1)	Sum may not equal 100% due to rounding.
(2)	Geographic distribution of receivables which represent greater than 5% of the original receivables pool balance.
(3)	Based on the billing address of the obligor of the receivables.

Prepayment Speeds (ABS)

Months Since Origination	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60

Note: The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into a single pool. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool [at the first day of the applicable quarter] minus the number of months since [the first day of the applicable quarter].

Cumulative Net Loss Rates

Months Since Origination	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60

Note: The cumulative net loss rate is calculated as cumulative net charge-offs as a percentage of the original receivables pool balance. Net charge-offs are an amount equal to gross losses minus recoveries, each for the related period. Gross charge-offs represent the arithmetic sum of all receivables that were charged off or written down during the related period. Recoveries are collections received in respect of charged off or written down receivables during the related period.

31-60 Day Delinquency Rates

Months Since Origination	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60

Note: The 31-60 Day Delinquency Rate for each month is the ratio of (i) the aggregate principal balance of receivables as to which more than 5% of a scheduled monthly payment remained unpaid for 31-60 days as of the last day of that month to (ii) the aggregate principal balance of all receivables as of the first day of that month.

61-90 Day Delinquency Rates

Months Since Origination	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60

Note: The 61-90 Day Delinquency Rate for each month is the ratio of (i) the aggregate principal balance of receivables as to which more than 5% of a scheduled monthly payment remained unpaid for 61-90 days as of the last day of that month to (ii) the aggregate principal balance of all receivables as of the first day of that month.

91+ Day Delinquency Rates

Months Since Origination	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter	20[ ] [ ] Quarter
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60

Note: The 91+ Day Delinquency Rate for each month is the ratio of (i) the aggregate principal balance of receivables as to which more than 5% of a scheduled monthly payment remained unpaid for 91 or more days as of the last day of that month to (ii) the aggregate principal balance of all receivables as of the first day of that month.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

SunTrust Auto Trust 20[    ] – [    ]

Issuing Entity

Class A-1 Notes	$	[ ]
Class A-2 Notes	$	[ ]
Class A-3 Notes	$	[ ]
Class A-4 Notes	$	[ ]
Class B Notes	$	[ ]

SunTrust Auto Receivables, LLC

Depositor

SunTrust Bank

Sponsor, Originator and Servicer

PROSPECTUS SUPPLEMENT

Class A Joint Bookrunners

[ ]	[ ]

Class A Co-Managers

[                        ]

[ ]

[                        ]

[                        ]

Class B Joint Bookrunners

[ ]	[ ]

Until 90 days after the date of the final prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2007

Prospectus

ASSET BACKED SECURITIES

SUNTRUST BANK
Sponsor, Servicer and Originator

SUNTRUST AUTO RECEIVABLES, LLC
Depositor

You should consider carefully the risk factors beginning on page [1] of this prospectus and the risk factors in the applicable prospectus supplement.

The notes and the certificates will represent obligations of, or interests in, the issuing entity only and are not guaranteed by any person including SunTrust Bank, SunTrust Auto Receivables, LLC, or any of their respective affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.

The issuing entities may periodically issue asset backed notes and/or certificates in one or more series with one or more classes, and each issuing entity will own:

•	motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and

•	any credit enhancement issued in favor of the issuing entity.
The securities:

•	will represent indebtedness of the issuing entity that issued those securities, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                        ], 20[    ]

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the receivables underlying your securities;

•	the credit enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in this prospectus and the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your securities.	Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuing entity. Your notes will not represent an interest in or obligation of us, the originator or any other person. We, the originator or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.	The servicer will maintain possession of the original contracts in tangible form or ‘‘control’’ of the authoritative copies of the contracts in electronic form. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy or other insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities.	Upon the origination of a receivable, the originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, the originator will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. We, the originator or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of the originator or an affiliate, as applicable, in the financed vehicle.

We, the servicer, the originator or another entity may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

The failure of receivables to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable Federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. We, the originator or another entity may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If we, the originator or another entity, as applicable, fails to repurchase that receivable, you might experience delays or reductions in payments on your securities. See ‘‘Material Legal Aspects of the Receivables – Consumer Protection Law’’ in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

Bankruptcy of the depositor or the originator could result in delays in payments or losses on your securities.	The originator intends that each sale of receivables to the depositor will be a valid transfer and assignment of the receivables to the depositor. The depositor intends that its sale of the receivables to the issuing entity will be a valid transfer and assignment of the receivables to the issuing entity. If the originator or the depositor were to become a debtor in a bankruptcy case or receivership by the Federal Deposit Insurance Corporation (the ‘‘FDIC’’) and a creditor or trustee-in-bankruptcy of the depositor or the originator were to take the position that the sale of receivables by the originator to the depositor or by the depositor to the issuing entity, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of the depositor or the originator, delays in payments of collections on the receivables to you could occur. If a court ruled in favor of any such trustee, receiver, debtor or creditor, the court could reduce the amount payable to the issuing entity, which could result in losses in the securities. If the transfer of receivables by the originator to the depositor or by the depositor to the issuing entity is treated as a pledge instead of a sale, a tax or governmental lien on the property of the originator or the depositor, as applicable, arising before the transfer of the receivables to the issuing entity may have priority over the issuing entity’s interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of the originator’s or the depositor’s bankruptcy estate, as applicable, and would not be available to the depositor’s or the originator’s creditors. See ‘‘Material Legal Aspects of the Receivables – Certain Matters Relating to Insolvency – Certain Matters Relating to the Federal Deposit Insurance Corporation’’ in this prospectus.

In the event that the depositor or the originator were to become insolvent, the Federal Deposit Insurance Act (‘‘FDIA’’), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (‘‘FIRREA’’), sets forth certain powers that the FDIC may exercise if it were appointed receiver. Positions taken by the staff of the FDIC prior to the passage of FIRREA do not suggest that the FDIC, if appointed receiver, would interfere with the timely transfer to the issuing entity of payments collected on the related receivables (up to the amount of such damages). If, however, the FDIC were to assert a contrary position, or were to require the owner trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the depositor or originator as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.

While neither the depositor nor the originator has reason to believe that any applicable regulatory authority would consider provisions relating to the depositor, the originator or any of their affiliates or any obligation of the depositor, the originator or any of their affiliates under any receivables purchase agreement, sale and servicing agreement, trust agreement or any indenture to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the depositor or the originator or any of their affiliates to rescind or amend these agreements, payments to you could be delayed or reduced.

The originator, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the securities.	The originator, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your securities. The originator, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your securities. However, the originator and the depositor will make certain representations and warranties about the characteristics of the receivables.

If a representation or warranty made by the originator with respect to a receivable is untrue and such breach materially and adversely affects the interests of the issuing entity or noteholders in that receivable, or if the originator breaches a covenant with respect to a receivable, and such breach materially and adversely affects the interests of the issuing entity or the noteholders in that receivable, then we, the originator or another entity may be required to repurchase that receivable. If we, the originator or another entity fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See ‘‘The Transaction Documents – Payments and Distributions on the Securities’’ in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of we, the servicer, the originator or any other entity will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the indenture trustee for the securities. See ‘‘Material Legal Aspects of the Receivables – Security Interests in the Financed Vehicles’’ in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the securities.	The servicer will be required to deposit all collections and proceeds of the receivables collected during each collection period into the collection account within two business days of receipt.

However, in the event that:

•	no event of servicing default exists under the transaction documents;

•	the credit enhancement provider, if any, consents; and

•	each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied;

the servicer will not be required to deposit collections into the collection account until on or before the business day on which the funds are needed to make the required distributions to securityholders. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. The indenture trustee may not have a perfected interest in these amounts, and thus payment could be delayed or reduced if the servicer were to become subject to a bankruptcy proceeding or FDIC receivership. Further, if the servicer were unable to remit such funds, the securityholders might incur a loss.

Extensions and deferrals of payments on receivables could increase the average life of the securities.	In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase the receivable from the issuing entity if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your securities.	In some circumstances, the Servicemembers Civil Relief Act, as amended, the California Military Families Financial Relief Act and other similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during, and in certain circumstances, after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See ‘‘Material Legal Aspects of the Receivables – The Servicemembers Civil Relief Act’’ in this prospectus.

The absence of a secondary market for the securities could limit your ability to resell your securities.	If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors who wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise your rights as a securityholder directly.	Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuing entity or any owner trustee or indenture trustee as certificateholders or noteholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See ‘‘The Securities – Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures’’ in this prospectus.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you.	We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding principal balance of the security. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time without notice to the issuing entity, the depositor or sponsor. Ratings on the securities do not address the timing of distributions of principal of the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

Special powers of the FDIC in the event of receivership or conservatorship of the sponsor could delay or reduce distributions on your securities.	The receivables will be originated by the sponsor. The sponsor is a state bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it, or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	prevent any person from exercising any right or power to terminate, accelerate or declare any default under any contract to which the sponsor is a party, or to obtain possession of or control over any property of the sponsor or affect any contractual rights of the sponsor without the FDIC’s consent during the 90-day period beginning on the date of the appointment of the receiver; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor; or

•	repudiate without compensation the sponsor’s ongoing servicing obligations under the related sale and servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables.

If the FDIC were to take any of those actions, distributions on the securities could be delayed or reduced.

By statute, the FDIC, as conservator or receiver of the sponsor, is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the depositor. Under an FDIC regulation, however, the FDIC, as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term ‘‘securitization’’ means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be subcategories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A ‘‘special purpose entity,’’ as the term is used in the regulation, means a trust, corporation or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. We will indicate in the applicable prospectus supplement whether the transactions contemplated by this prospectus and that prospectus supplement will be structured so that this FDIC regulation applies to the transfer of the receivables from the sponsor to the depositor.

If a condition required under the FDIC regulation or other statutory or regulatory requirement applicable to the transaction were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the receivables to the depositor. In that event, the depositor could be limited to seeking recovery based upon its security interest in the receivables. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the receivables, distributions on the securities could be delayed or reduced.

If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the receivables, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the securities to the extent the sponsor, as servicer, received but did not remit the receivables collections before the date of insolvency. See ‘‘Material Legal Aspects of the Receivables – Certain Matters Relating to Insolvency – Certain Matters Relating to the Federal Deposit Insurance Corporation’’ in this prospectus.

Payment priorities increase risk of loss or delay in payment to some classes of notes.	Based on the priorities described in the applicable prospectus supplement under ‘‘Description of the Notes – Payments of Principal,’’ classes of notes that receive principal payments prior to other classes will be repaid more rapidly than the other classes, and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any payment date. In addition, classes of notes that receive principal payments at lower priorities than other classes may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

As a result, the yields of the later-maturing classes of notes will be sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Credit enhancement is limited in amount and coverage.	With respect to each issuance of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying receivables. Credit enhancement may be provided in one or more of the forms referred to in this prospectus, including subordination of one or more classes of securities to one or more other classes of securities, a reserve account, an insurance policy, a surety bond, a yield maintenance account or a yield supplement overcollateralization amount, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, interest rate swaps, currency swaps, interest rate caps, cash deposits, cash collateral guarantees or accounts, excess interest on the receivables or any combination of the foregoing, in each case only to the extent described in the applicable prospectus supplement. See ‘‘The Transaction Documents – Credit and Cash Flow Enhancement.’’

Regardless of the form of credit enhancement provided:

•	the amount of coverage will be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula; and

•	may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses.

In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, those losses will be borne by the holders of the related securities (or certain classes of securities).

None of the depositor, the sponsor, the servicer, or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of securities.

See ‘‘The Transaction Documents – Credit and Cash Flow Enhancement.’’

Book-entry securities may experience decreased liquidity and payment delay.	Since transactions in the classes of book-entry securities generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book-entry securities to someone who does not participate in the DTC system, or to otherwise act with respect to those book-entry securities, may be limited due to the lack of a physical security;

•	you may experience delays in your receipt of payments on book-entry securities because distributions will be made by the servicer, or a paying agent on behalf of the servicer, to Cede, as nominee for DTC;

•	you may experience delays in your receipt of payments on book-entry securities in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities; and

•	the liquidity of book-entry securities in any secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical securities.

See ‘‘The Securities – Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures.’’

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes	If a servicer default occurs, the indenture trustee or the noteholders in a given series of notes may remove the servicer without the consent of the owner trustee or the certificateholders. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to the successor;

•	the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

•	the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the servicer a fee based on a percentage of the receivables may result in the inability to obtain a successor servicer.	Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time. At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool. In this event a higher servicing fee may need to be negotiated (with majority noteholder approval), resulting in less available funds that may be distributed to noteholders and certificateholders on a related payment date. Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

Proceeds of the sale of receivables may not be sufficient to pay your securities in full.	If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the issuing entity only in limited circumstances. However, there is no assurance that the market value of those receivables will at any time be equal to or greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. This deficiency will be exacerbated in the case of any securities where the aggregate principal balance of the securities exceeds the aggregate principal balance of the receivables.

Failure to pay principal on your notes will not constitute an event of default until maturity.	The amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the available forms of credit or cash flow enhancement, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

THE ISSUING ENTITIES

With respect to each series of securities, the depositor, SunTrust Auto Receivables, LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of SunTrust Bank (‘‘SunTrust’’), will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the receivables and other specified trust estate property to the issuing entity in exchange for the securities of that issuing entity.

The issuing entity may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and/or certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuing entity.

To the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the ‘‘trust estate’’):

•	a pool of motor vehicle retail installment sales contracts and/or installment loans made by the originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new and/or used automobiles, light-duty trucks and/or other types of motor vehicles;

•	the depositor’s right to all documents and information contained in the receivable files;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	security interests in the new and used automobiles, light-duty trucks and/or other types of motor vehicles financed by the receivables;

•	the originator’s rights to receive proceeds from claims on credit life, credit disability, GAP, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

•	the issuing entity accounts and all amounts on deposit in the applicable issuing entity accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or other entity identified in the applicable prospectus supplement);

•	the rights of the issuing entity under each applicable transaction document;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, a surety bond, excess interest on the receivables, a reserve account, a yield supplement account or yield supplement overcollateralization amount, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, interest rate swaps, currency swaps, interest rate caps, cash deposits, cash collateral guarantees or accounts or subordination of certain payments to one or more classes of notes or certificates may be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap, interest rate cap or guaranteed investment contract may also be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities.

If so provided in the applicable prospectus supplement, the trust estate may also include a pre-funding account, into which the depositor will deposit cash and which will be used to purchase receivables from the originator during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be part of the trust estate of that issuing entity.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the trust estate, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuing entity, as applicable. No issuing entity will acquire any receivables or assets other than the trust estate.

Any term or provision of a trust agreement may be amended by the depositor and the owner trustee without the consent of the indenture trustee, any noteholder or the issuing entity; provided, that such amendment will not, as evidenced by an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interests of the noteholders of the related series; provided, further, that such amendment will be deemed not to materially and adversely affect the interests of any noteholder of the related series, and no opinion of counsel will be required, if the Rating Agency Condition is satisfied with respect to that amendment.

Any term or provision of the trust agreement may be amended by the depositor and the owner trustee without the consent of the indenture trustee, any noteholder of the related series, the issuing entity or any other person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the depositor, the servicer or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

The trust agreement may also be amended from time to time by the depositor and the owner trustee, with the consent of the holders of notes of the related series evidencing not less than a majority of the aggregate note balance, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders. It will not be necessary to obtain the consent of the noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance of the amendment. The manner of obtaining such consents (and any other consents of noteholders provided for in the trust agreement) and of evidencing the authorization of the execution of the amendment by the noteholders will be subject to such reasonable requirements as the indenture trustee may prescribe, including the establishment of record dates pursuant to the note depository agreement.

THE OWNER TRUSTEE

The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator, or the depositor, will be obligated to appoint a successor owner trustee. The depositor or administrator of each issuing entity may also remove the owner trustee if:

•	the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement; or

•	the owner trustee becomes insolvent.

In either of these circumstances, the depositor or administrator must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment. The depositor will provide (or cause to be provided) notice of such resignation or removal to the rating agencies.

The principal offices of each issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.

THE INDENTURE TRUSTEE

The indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the indenture trustee set forth in the related indenture. The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The noteholders evidencing a majority of the Controlling Class may remove the indenture trustee without cause. The applicable issuing entity may also remove the indenture trustee if:

•	the indenture trustee ceases to be eligible to continue as indenture trustee under the related indenture; or

•	the indenture trustee becomes insolvent; or

•	the indenture trustee otherwise becomes incapable of acting.

In any of these circumstances, the issuing entity must appoint a successor indenture trustee. If the indenture trustee resigns or is removed, the resignation or removal and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts its appointment. Upon acceptance of such appointment and satisfaction of the Rating Agency Condition, the successor indenture trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the indenture trustee under the related indenture.

The principal offices of the indenture trustee will be specified in the applicable prospectus supplement.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts. These receivables are secured by new and/or used automobiles, light-duty trucks and/or other types of motor vehicles, manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to any issuing entity have been or will be purchased by the originator from dealers in the ordinary course of business in connection with the sale of new and used motor vehicles. If specified in the applicable prospectus supplement, the receivables may be originated by the originator. See ‘‘Origination and Servicing Procedures’’ in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuing entity, also known as the ‘‘receivables pool,’’ will be required to satisfy several criteria, including that each receivable:

•	is secured by a financed vehicle that contractually was required to be insured;

•	provides for fully amortizing level scheduled monthly payments, except for the last payment, and for the accrual of interest at the related contract rate according to either the Simple Interest Method or another method as specified in the applicable prospectus supplement;

•	is not more than 30 days delinquent on the related cut-off date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

Neither the originator nor the depositor will use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity.

Additional information with respect to the receivables pool securing each series of securities or the related statistical pool will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles, used vehicles or other motor vehicles, as applicable.

Calculation Methods

Each of the receivables included in the trust estate of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or another method as specified in the applicable prospectus supplement.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of the receivables by SunTrust Bank (the ‘‘originator’’) (which include subsidiaries of the originator that may purchase or originate motor vehicle receivables) as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuing entity and will designate the entity acting as servicer with respect to that particular transaction.

Origination Process

The originator purchases receivables from its network of automobile dealers that originate auto loans pursuant to dealer agreements between the originator and the related dealer. The receivable origination process begins when the potential obligor and the dealer agree to the loan terms, including the amount of the loan, the interest rate charged on the loan, and the repayment terms. The customer then applies for the loan under the agreed upon terms and conditions. Each application is generated by the related dealer and evaluated by the originator using uniform underwriting policies and procedures developed by the originator. After underwriting the loan as described below, the originator will approve, approve with conditions, or decline the loan. Approvals with conditions may include changes to improve the creditworthiness of the loan, including changes to the contract terms, co-buyers, or other mitigants. Dealers usually have several lenders from which to seek an indicative interest rate on the loan. The majority of the originator’s contracts are originated electronically through a third-party origination platform. A small number of the contracts originated are in electronic form, which means that no paper documents are created to evidence the indebtedness. In such cases, the originator obtains control of the authoritative copy of that contract through the dealer and maintains a first priority security interest using the third party’s vault.

The originator provides an interest rate used to calculate the purchase price at which it will purchase such loans (the buy rate). The interest rate varies by the year of the financed vehicle, as well as FICO score, loan to value ratio and the term of the loan. Nearly all receivables are purchased at a premium to the face amount of the contract. Many of the dealers are obligated to repay the premium should the obligor not make a limited number of payments or prepay the loan shortly after origination.

Each receivable provides for fully amortizing level scheduled monthly payments, except for the last payment, and for the accrual of interest at the related contract rate according to either the Simple Interest Method or another method as specified in the applicable prospectus supplement.

The originator selects its dealers based on the type of dealership, creditworthiness to support the representations and warranties described below and the operational capability of the dealership. The majority of the dealer networks are franchise dealerships. Purchases of receivables are governed by a contract with each dealer which includes, among other things, representations and warranties regarding the validity of the application process and the enforceability of the loan documents purchased. Specifically, such representations and warranties are made to the best of the dealer’s knowledge and may include:

•	No statement made or furnished by the obligor, the dealer, or any other party to the contract, is untrue or incomplete;

•	The description of the financed vehicle in the motor vehicle loan is true and complete and the financed vehicle will be or has been duly delivered to and accepted without revocation by the obligor;

•	The obligor has not financed any down payment for the financed vehicle;

•	The obligor is the bona fide applicant having legal capacity to borrow money;

•	The signature on all documents is genuine;

•	The amount stated in the motor vehicle loan to be due will in fact be due and payable at the time or times provided, free of any claims, defenses, setoffs or counterclaims;

•	The dealer had an indefeasible title to the financed vehicle immediately prior to the purchase by the obligor and had the right and authority to sell;

•	The vehicle to the obligor is free and clear of all liens and encumbrances; and

•	The dealer will secure and perfect for the originator a security interest in the financed vehicle, free and clear of any liens or encumbrances.

Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the receivables.

Upon breach of any representation or warranty made by a dealer, the originator has a right of recourse against that dealer to require it to purchase or repurchase the related receivable. Generally, in determining whether to exercise any right of recourse, the originator considers the prior performance of the dealer, as well as other business and commercial factors. Neither the originator’s right of recourse against a dealer nor any proceeds from recourse against a dealer will be included in the trust estate.

In addition to purchasing receivables from dealers, the originator also extends loans and lines of credit to some dealers for, among other things, inventory financing and other commercial purposes. The originator only extends loans or lines of credit to dealers based upon a financial review and those dealers are evaluated through periodic financial and other formalized review procedures. Such loans or lines of credit will not be included in the trust estate.

Underwriting Receivables

The originator evaluates each auto loan application based on the underwriting criteria below. The criteria are intended to determine the applicant’s ability to repay the loan and the adequacy of the collateral in the event of default. Exceptions to the criteria are limited and are monitored to maintain acceptable risk tolerances. The information called for in the loan application is generally submitted electronically using a third-party origination platform. Information in the application includes the applicant’s stated income, other debt obligations, credit history and a description of the vehicle being financed as the collateral for the loan.

The originator considers the following factors in assessing the purchase of an applicant’s loan from a dealer:

•	FICO score;

•	loan to value ratio;

•	term of the contract;

•	applicant’s payment history as provided by a credit reporting agency; and

•	the projected monthly payment compared to the applicant’s stated monthly income.

The originator uses the FICO score as one of several factors used to assess the credit risk associated with each applicant. Data from an independent credit reporting agency is used to calculate the FICO score, which is the primary driver for rate and other credit thresholds, such as advance amount and term. Additionally, the originator uses the credit reporting agency data to assist in the underwriting process. A FICO score is a credit score developed by Fair, Isaac & Company and is based on independent third party information, the accuracy of which cannot be verified by the originator. The credit score ranks consumers according to the likelihood that their credit obligations will be paid as expected. Credit scores are calculated by using scoring models and mathematical tables that assign points for various items of information which best predict future credit performance.

The originator automatically approves and declines certain applications based on selection criteria statistically derived from the originator’s database of motor vehicle loans in its portfolio. A credit analyst reviews applications that are not automatically approved or declined. Except for the applications that are automatically approved or declined, the FICO score is intended to provide a basis for credit approval but is not meant to supersede the judgment of the credit analyst.

The amount advanced under any motor vehicle loan is primarily driven by the FICO score and is generally no more than 150% of the vehicle’s value. The value is determined using the invoice price for a new vehicle and the ‘‘wholesale’’ price for a used vehicle. The ‘‘wholesale’’ price is determined by using the most recently published National Automobile Dealer’s Association Official Used Car Price Guide for the applicable region or the Kelley Blue Book Official Used Car Guide for western markets.

The originator may also finance certain products such as credit life, GAP insurance, GAP waiver, extended warranties, maintenance agreements, theft deterrent systems, accident and health insurance, and mechanical breakdown insurance.

The originator may change its underwriting standards over time in accordance with its business judgment.

Servicing and Collections

The servicer hired by the issuing entity will be specified in the applicable prospectus supplement. For a description of the servicer’s portfolio, see ‘‘The Receivables Pool – Delinquency Experience’’ and ‘‘– Credit Loss Experience’’ in the related prospectus supplement. The servicer can delegate any or all of its servicing duties to other affiliated and unaffiliated parties provided that the servicer remains obligated and liable for servicing the receivables as if the servicer were servicing the receivables exclusively.

The servicer, pursuant to the sale and servicing agreement, is responsible for servicing, collecting, enforcing and administering the receivables in accordance with its customary servicing practices. The servicer’s servicing practices, among others, include the following activities:

•	Customer service activities: sending welcoming letters, responding to obligor inquiries, sending invoices or payment coupons to obligors, vehicle title processing, collection and posting of payments, and if applicable, document file and account record keeping,

•	Collections activities: investigating delinquencies (from early through late stage collections) and new account defaults,

•	Special services activities: pursuing collateral activities including skip tracing, repossession, repossessed vehicle liquidation, recovery, bankruptcy and legal recourse,

•	Trust-related activities: providing monthly and annual statements to the indenture trustee with respect to distributions on securitization transactions.

See ‘‘The Transaction Documents’’ in this prospectus for a description of the sale and servicing agreement and the various duties under the sale and servicing agreement.

Customer service activities:    To facilitate customer service activities, the servicer uses multiple technologies. For inbound calls from obligors, the servicer uses call routing to identify if the call is a collections or customer service call. The servicer also maintains an escalations process to handle unique calls. Obligors can perform basic servicing functions for their own accounts through a secure on-line environment. The servicer accepts and processes various customer payment methods including mail payments through its lockbox, automatic withdrawal, wire transfer and check-by-phone through a live associate. The servicer also utilizes third parties to provide services such as payment processing, insurance processing, bankruptcy processing and title perfection services.

Collections activities:    The servicer employs several methods to contact delinquent customers including automated and manual telephone contact, in-person visits, letters and telephone messages. Collectors may use automated systems such as computer controlled telephone dialing systems to increase the number of delinquent accounts that can be processed by each collector, particularly with early stage delinquencies. The servicer also utilizes various third parties to provide certain collections services.

The servicer’s collection system provides relevant obligor information and records of all receivables. The system also maintains a record of an obligor’s promise to pay and allows supervisors to review collection personnel activity and to modify collection priorities. The servicer may charge (or waive, in its discretion) late fees, extension fees, non-sufficient funds charges and other administrative fees or similar charges allowed by applicable law with respect to any receivable.

The risk of each account is evaluated by the servicer’s credit scoring systems. The servicer customizes its collections strategy based on its assessment of the account’s perceived risk. Differences in collections strategies relate primarily to tolerance for delinquency, call frequency, willingness to adjust contract terms due to specific circumstances (e.g. deferments and due date changes), and timelines for activation of other collection activities such as repossession.

•	Delinquency Tolerance: For credits in the lowest perceived risk category, accounts may be allowed to become more delinquent before customer contact is made concerning the past due payment. Generally, as the perception of risk increases, the tolerance for delinquency is reduced and, accordingly, such contact is initiated sooner.

•	Contract Terms Adjustments: The servicer may, in its discretion, extend or modify the terms of the related receivables in situations where the servicer believes such action is likely to maximize the collected amount. Extensions and payment deferrals are governed by strict guidelines in accordance with the servicer’s servicing practices and are not granted to forestall an inevitable loss.

•	Timelines for Activation of other Collection Activities: The decision to repossess a financed vehicle generally depends on the delinquency status and other risk characteristics of the particular account. The servicer will initiate repossession of the financed vehicle based on the number of days the account is delinquent. The point of delinquency at which repossession efforts are initiated by the servicer depends on the credit quality of the related obligor. However, under certain circumstances, the servicer may repossess a financed vehicle without regard to the length or existence of payment delinquency.

Special services activities:    Third parties selected by the servicer who are engaged in the business of repossessing vehicles for secured parties execute repossessions on behalf of the servicer. The servicer has relationships with a number of repossession agencies across the country that are familiar with the unique repossession laws of the jurisdictions in which they operate. When cars are repossessed, they are usually sold in various auctions across the country. Following the repossession and sale of a financed vehicle, any deficiency remaining is pursued against the obligor to the extent deemed practical by the servicer and to the extent permitted by applicable law. The servicer uses dedicated internal departments and third parties to pursue bankruptcy, deficiency recovery and legal recourse against obligors who have defaulted on their receivables. The servicer also has a dedicated skip tracing department that utilizes both internal and external resources to find obligors and the related financed vehicles if they cannot be located.

The servicer’s specific servicing policies and practices may change over time. Before doing so, the servicer tests such changes on sample portions of the portfolio to measure their relative impact.

Insurance

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle. The originator will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The specific terms and conditions of an obligor’s policy may vary since obligors may choose their own insurers to provide the required coverage. The servicer is not required to monitor whether an obligor maintains insurance as required by the related contract.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related transfer agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related transfer agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to the originator for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the pre-funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in Eligible Investments. Information regarding the subsequent receivables will be included, if required, under Item 1 in one or more Distribution Reports filed by the issuing entity on Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the ‘‘Exchange Act’’).

The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and the originator and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the receivables pool included in the trust estate may vary from those of the receivables transferred to the issuing entity on the applicable Closing Date.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the securities of any series will generally be influenced by the rate at which payments of principal on the receivables are made, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Some receivables may require the obligor to pay a prepayment penalty if the obligor prepays all or a portion of the receivables. Full and partial prepayments on motor vehicle receivables included in the trust estate of an issuing entity will be paid or distributed to the related securityholders on the next Payment Date following the Collection Period in which they are received. To the extent that any receivable included in the trust estate of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by the originator or otherwise, the actual weighted average life of the receivables included in the trust estate of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents as a result of a breach of covenants with respect to the receivables, or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining receivables included in the trust estate of the issuing entity on any Payment Date as of which the Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to or below the percentage of the Original Pool Balance specified in the applicable prospectus supplement. See ‘‘The Transaction Documents – Termination’’ in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The originator can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the trust estate of any issuing entity in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the trust estate of the related issuing entity.

NOTE FACTORS AND OTHER INFORMATION

Each class of notes will be assigned a ‘‘Note Factor’’ consisting of a six-digit decimal which the servicer will compute each month indicating the then current principal balance of each class of notes as a fraction of the initial principal balance of the corresponding class of notes. The Note Factor for each class of notes will be 1.000000 as of the Closing Date; thereafter, each Note Factor will decline to reflect reductions in the principal balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

Under the indenture, the noteholders and the note insurer will receive monthly reports concerning the payments received on the motor vehicle receivables, the aggregate receivables balance, the Note Factors and various other items of information. See ‘‘Reports to Securityholders’’ in this prospectus.

POOL FACTOR AND POOL INFORMATION

For each issuing entity, the ‘‘Pool Factor’’ will be a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the trust estate as of the applicable subsequent cut-off date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

With respect to each issuing entity, the noteholders and certificateholders of record will receive monthly reports from the owner trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance, the Pool Factor and other relevant information. The Depository Trust Company (‘‘DTC’’) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders or certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See ‘‘The Securities – Statements to Securityholders’’ in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of securities of a given series will be applied by the depositor (1) to purchase the receivables from the originator pursuant to the transfer agreement, (2) to deposit any amounts, if applicable, to the pre-funding account and to fund any other collateral accounts and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the depositor’s general funds.

THE DEPOSITOR

The depositor, SunTrust Auto Receivables, LLC, a wholly-owned special purpose subsidiary of SunTrust, was formed on May 24, 2007 as a Delaware limited liability company and has a limited operating history. The principal place of business of the depositor is at 303 Peachtree Street, N.E., Atlanta, Georgia 30308. You may also reach the depositor by telephone at (404) 827-6545. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables and to issue and sell one or more series of securities. The depositor will be engaged in these activities solely as (i) the purchaser of receivables from SunTrust pursuant to purchase agreements, (ii) the depositor of receivables to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SECURITIES

A series of securities may include one or more classes of notes or certificates. Each issuing entity will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained below under ‘‘– The Notes’’ and ‘‘– The Certificates’’ and contained in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other related transaction documents and the applicable prospectus supplement, as applicable.

The Notes

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See ‘‘The Securities – Definitive Securities’’ in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the applicable prospectus supplement. Payments of interest on the notes of such series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining such interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

If so specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders of these notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of accrued interest payable on the notes of a series on any Payment Date. In that case, each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest. In addition, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes, will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of such class.

If the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described under ‘‘The Transaction Documents – Termination,’’ any outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

If specified in the applicable prospectus supplement, the issuing entity may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of the related series.

The Certificates

The series may include one or more classes of certificates. The certificates will be issued by the issuing entity pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the depositor, as described in the applicable prospectus supplement.

The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Distributions of interest on such certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

If so specified in any applicable prospectus supplement, one or more classes of certificates of a given series may have fixed principal payment schedules. Holders of these certificates would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such certificates, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all certificateholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of accrued interest payable on the certificates of a series on any Payment Date. In that case, each certificateholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to such class of certificateholders, of the aggregate amounts available to be distributed on the certificates of such series.

With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest. In addition, distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates, will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to such series.

If specified in the applicable prospectus supplement, the issuing entity may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of the related series.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each such class be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a series of securities and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of such series as are identified in such applicable prospectus supplement (the ‘‘revolving period’’). The revolving period may not be longer than three years from the applicable Closing Date of a series. During the revolving period, all collections of principal otherwise allocated to such classes of securities may be:

•	utilized by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under ‘‘The Receivables – The Receivables Pool’’ in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those securities of the related series that are then in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds, will be described in the applicable prospectus supplement.

An ‘‘amortization period’’ is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to certain classes of securities. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period, if any.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of the trust estate fluctuates and the outstanding principal or notional amount of the securities of the related series is reduced. Each issuing entity will issue only one series of notes and/or certificates; however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

The securities will be available only in book-entry form. Investors in the securities may hold their securities through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

The Depository Trust Company.    DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participant’s accounts. This eliminates the need for physical movement of definitive notes and certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or a ‘‘beneficial owner,’’ is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes or certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, renders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the securities within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuing entity or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name,’’ and will be the responsibility of such participant and not of DTC nor its nominee, or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.

A beneficial owner must give notice to elect to have its securities purchased or sold, through its participant and shall effect delivery of such securities by causing the DTC participant to transfer the participant’s interest in the securities, on DTC’s records. Any requirement for physical delivery of the securities in connection with a sale will be deemed satisfied when the ownership rights in the securities are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold securities to the purchaser’s account.

Clearstream Banking, Luxembourg.    Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (‘‘Clearstream’’), is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of definitive notes and certificates. Transactions may be settled by Clearstream in any of over 35 currencies, including U.S. Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with 40 domestic securities markets around the globe through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has over 2,500 customers located across 94 locations, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant. Clearstream has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream and Euroclear Bank.

Euroclear.    Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of

Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Initial Settlement.    All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

The owner trustee, the indenture trustee or the paying agent, as applicable, will make distributions on the book-entry securities on each Payment Date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the indenture trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

Monthly and annual reports on the applicable issuing entity will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the DTC rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through financial intermediaries.

DTC has advised the indenture trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the transaction documents on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities. For a discussion as to when definitive securities will be issued, see ‘‘—Definitive Securities’’ in this prospectus.

Secondary Market Trading.    Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants.    Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchasers.    When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last Payment Date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Day Trading.    Day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

We, the servicer, the owner trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

U.S. Federal Income Tax Documentation Requirements.    A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).    Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and by meeting all other conditions for treating interest payments as ‘‘portfolio interest.’’ If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).    Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.    The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (‘‘TIN’’), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global securities who are non-U.S. Persons. In particular, special withholding considerations will apply in the case of non-U.S. Persons who hold global securities that are treated as partnership interests (see ‘‘Material Federal Income Tax Consequences – Partnership Certificates – Tax Consequences to Foreign Certificateholders’’). Beneficial owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only:

•	if the depositor, the owner trustee or indenture trustee or the administrator, as applicable, advises the owner trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the depositor, the owner trustee or indenture trustee or the administrator are unable to locate a qualified successor;

•	if after the occurrence of an event of default under the related indenture or an event of default under the related transaction documents, owners of beneficial interests in a global security representing in the aggregate more than 50% of the aggregate outstanding principal amount of the securities of that series advise the owner trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners; or

•	under any other circumstances specified in the applicable prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the indenture trustee will reissue the securities in definitive registered form, and thereafter the indenture trustee will recognize the holders of the definitive registered securities as securityholders.

Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each Payment Date and on the final scheduled Payment Date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or the security registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Securities in definitive registered form will be transferable and exchangeable at the offices of the owner trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

With respect to the notes of any series, the related indenture trustee will provide to the issuing entity and the administrator, if any:

•	not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date; and

•	at any other times that the issuing entity requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.

With respect to the certificates of any series, upon written request of the issuing entity, the related owner trustee will provide to the issuing entity and the administrator, if any, within 30 days after receipt of the issuing entity’s request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the certificates of a given series or by holders of certificates evidencing not less than 25% of the aggregate outstanding principal amount of those certificates, the related owner trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.

Neither the trust agreement, if applicable, nor the indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on each Payment Date the owner trustee or indenture trustee will include with each payment or distribution to each noteholder or certificateholder a statement setting forth for that Payment Date the following information (and any additional information so specified in the applicable prospectus supplement):

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that Payment Date;

•	the payments to and from the related credit enhancement provider with respect to any credit or liquidity enhancement on that Payment Date, after giving effect to changes thereto on that Payment Date and the amount to be deposited in the reserve account, if any;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related Collection Period presented in 30-day increments;

•	the aggregate servicing fee paid to the servicer with respect to the related receivables for the related Payment Date;

•	the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a receivable which is a Defaulted Receivable;

•	the number and net outstanding balance of receivables for which the related financed vehicle has been repossessed;

•	the Pool Factor;

•	the Pool Balance;

•	the amount remaining of any credit enhancement;

•	the amount of fees and expenses to be paid by the applicable issuing entity to each owner trustee and indenture trustee, if not directly paid by the servicer;

•	the number of and the aggregate principal amount of the receivables as of the close of business on the first day and last day of the related collection period after giving effect to payments allocated to principal for the related payment date;

•	the interest rate for the related accrual period relating to the succeeding payment date for any class of notes or certificates of that series with variable or adjustable rates;

•	the balance of any related reserve account on that date, after giving effect to changes thereto on that date and the amount of those changes;

•	the applicable record date, determination date, accrual period and payment date for each class of securities of that series;

•	if specified in the related prospectus supplement, the amount, terms and general purpose of any advances made or reimbursed during the related collection period;

•	certain updated pool composition information, to the extent specified in the related prospectus supplement; and

•	delinquency and loss information for the related collection period.

Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by law, the owner trustee or indenture trustee and paying agent will furnish federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See ‘‘Material Federal Income Tax Consequences’’ in this prospectus.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	each ‘‘sale agreement,’’ ‘‘purchase agreement,’’ ‘‘transfer agreement’’ or ‘‘receivables transfer agreement’’ pursuant to which the depositor will purchase receivables from SunTrust (collectively, the ‘‘transfer agreements’’);

•	each ‘‘contribution agreement’’ and ‘‘servicing agreement’’ or each ‘‘sale and servicing agreement,’’ pursuant to which an issuing entity will purchase receivables from the depositor and which the servicer will agree to service those receivables (collectively, the ‘‘sale and servicing agreements’’); and

•	each ‘‘administration agreement,’’ if any, pursuant to which SunTrust or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Transfer and Assignment of the Receivables

Transfer and Assignment by the Originator.    Prior to the issuance of a series of securities by the related issuing entity, pursuant to the relevant transfer agreement, the originator will sell and assign to the depositor, without recourse, its entire interest in the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof.

Contribution and Assignment by the Depositor.    Prior to the issuance of a series of securities by the related issuing entity, the depositor will contribute and assign to the indenture trustee of that issuing entity, without recourse, pursuant to the relevant sale and servicing agreement, the depositor’s entire interest in the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the relevant sale and servicing agreement. The owner trustee or indenture trustee will not independently verify the existence and qualification of any receivables. The owner trustee or indenture trustee in respect of the issuing entity will, concurrently with the contribution and assignment, execute, authenticate and deliver the definitive securities of the related series.

Representations and Warranties of the Originator.    Pursuant to each transfer agreement, the originator will represent to the depositor, and the depositor will assign the representations pursuant to the related sale and servicing agreement to the issuing entity and the indenture trustee, if any, for the benefit of securityholders and any applicable credit enhancement provider, if any, that:

•	each receivable contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security interest;

•	each receivable at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including state laws that set limits on interest rates, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to that receivable;

•	each receivable constitutes the legal, valid and binding payment obligation of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such receivable may be modified by the application of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related obligor;

•	as of the Closing Date or subsequent funding date, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the originator as secured party or all necessary action with respect to the receivable has been taken or will be taken to perfect a first priority security interest in the related financed vehicle in favor of the originator, as secured party, which security interest, in either case, is assignable and has been so assigned by the originator to the depositor and by the depositor to the issuing entity;

•	as of the Closing Date or subsequent funding date, the originator had good and marketable title to and was the sole owner of each receivable free of liens, claims, encumbrances and rights of others;

•	as of the Closing Date or subsequent funding date, there are no rights of rescission, offset, claim, counterclaim or defense, and the originator has no knowledge of the same being asserted or threatened, with respect to any receivable;

•	as of the cut-off date, the originator has not received notice that any obligor under a receivable has filed for bankruptcy, and to the best of the originator’s knowledge without any independent investigation, no obligor under a receivable is in bankruptcy or a similar proceeding;

•	except for payment delinquencies continuing for a period of not more than 30 days as of the applicable cut-off date, as of the Closing Date or subsequent funding date, the originator has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the originator has no knowledge that a continuing condition that with notice or lapse of time would constitute a breach, violation or event permitting acceleration under the terms of any receivable exists, and the originator has not waived any of the foregoing;

•	each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle;

•	no materially adverse selection procedures were utilized in selecting the receivables;

•	scheduled payments under each receivable have been applied in accordance with the method for allocating principal and interest set forth in the receivable;

•	to the extent that physical contracts or electronic contracts exist for any receivables, there is no more than one original contract, electronically authenticated original or authoritative copy for each receivable in existence; and

•	each receivable and/or the originator satisfies any additional conditions or requirements set forth in the applicable prospectus supplement, as applicable.

If any party to a transfer agreement or sale and servicing agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer which materially and adversely affects the interests of the issuing entity, the securityholders or any credit enhancement provider in the related receivable, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement or sale and servicing agreement, as applicable; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the originator under the transfer agreement or the depositor under the sale and servicing agreement, as applicable. If the breach materially and adversely affects the interests of the issuing entity, the securityholders or any credit enhancement provider in the related receivable, then the originator or depositor, as applicable, will either (a) correct or cure that breach or (b) repurchase that receivable from the depositor or issuing entity, as applicable, in either case on or before the payment date following the end of the Collection Period which includes the 60th day after the date the originator or depositor, as applicable, became aware or was notified of that breach. Any such purchase by the originator or depositor, as applicable, will be at a repurchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that repurchase, the originator or depositor, as applicable, will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account prior to noon, New York City time on the date of repurchase. The repurchase obligation will constitute the sole remedy available to the securityholders or the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Eligible Investments

With respect to each issuing entity, the servicer, the owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the owner trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement. All payments made on or with respect to the related receivables will be deposited into the related collection account. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account will mature no later than the business day immediately preceding the next following Payment Date.

Other Accounts

Any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

With respect to each issuing entity, all collections on the receivables will be deposited into or credited to the collection account by the servicer within two business days of the receipt of payments from obligors or as specified in the applicable prospectus supplement.

However, so long as:

•	no event of servicing default exists under the transaction documents;

•	the credit enhancement provider, if any, consents; and

•	each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied;

the servicer will not be required to deposit collections into the collection account until or before the Payment Date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds.

Payments and Distributions on the Securities

With respect to each series of securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments and distributions of principal and interest or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the indenture trustee to the noteholders and by the owner trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

With respect to each issuing entity on each Payment Date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Payment Date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement with respect to an issuing entity or any class or any classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve account, an insurance policy, a surety bond, a yield maintenance account or yield supplement overcollateralization amount, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, interest rate swaps, currency swaps, interest rate caps, cash deposits, cash collateral guarantees or accounts, or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

Servicer Reports

The servicer will perform monitoring and reporting functions for any owner trustee, indenture trustee, or credit enhancement provider, including the preparation and delivery of a statement described under ‘‘The Securities – Statements to Securityholders’’ in this prospectus.

Purchase of Receivables by the Servicer

The servicer will be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders, the applicable issuing entity or any applicable credit enhancement provider at a price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The servicer will be entitled to receive on each Payment Date a servicing fee in an amount equal to the product of (1) one-twelfth of a specified percentage per annum set forth in the applicable prospectus supplement multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first Payment Date, the Original Pool Balance. The servicer or its designee will be entitled to retain, as additional compensation, all late payment charges, extension fees, prepayment penalties and similar items paid in respect of the receivables. The servicer will pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreements and will not be entitled to reimbursement of its servicing expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

Waivers and Extensions

The sale and servicing agreements will require the servicer to use reasonable efforts to collect all payments called for and due under the terms and provisions of the related receivables held by each issuing entity. Subject to any limitations set forth in the applicable prospectus supplement, the servicer, consistent with its customary servicing practices, will be permitted, in its discretion, to:

•	waive any late payment charges in connection with delinquent payments on a receivable;

•	waive any prepayment charges;

•	grant an extension in order to work out a default or an impending default in accordance with the servicer’s customary practice; provided that the final maturity date of a receivable may not be extended past the month preceding the final maturity date of the class of securities having the latest final maturity date; or

•	take any other action specified in the applicable prospectus supplement and the applicable sale and servicing agreement.

Advances

If and to the extent specified in the applicable prospectus supplement, the servicer may be required to advance monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such receivable or from other receivables. The servicer will be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the applicable prospectus supplement.

Realization Upon Defaulted Receivables

The servicer will liquidate any receivable with respect to which a default has occurred and such receivable continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. On behalf of the issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the servicer has determined eventual payment in full is unlikely; provided, however, that the servicer may elect not to repossess a financed vehicle if in its sole discretion it determines that repossession will not increase the liquidation proceeds by an amount greater than the expense of that repossession or that the proceeds ultimately recoverable with respect to that receivable would be increased by forbearance. The servicer is authorized as it deems necessary or advisable, consistent with its customary servicing practices, to make reasonable efforts to realize upon any recourse to any dealer and sell the related financed vehicle at public or private sale. In any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of that financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase liquidation proceeds with respect to that financed vehicle by an amount greater than the amount of those expenses.

Evidence as to Compliance

The sale and servicing agreements will provide that, on or before the Required Delivery Date for each calendar year, the servicer will deliver to the owner trustee or indenture trustee, the depositor, the issuing entity, each rating agency and, if applicable, the related credit enhancement provider, an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of its performance under the applicable sale and servicing agreement has been made under that officer’s supervision and (ii) to the best of that officer’s knowledge, based on that review, the servicer has fulfilled all of its obligations under the applicable sale and servicing agreement in all material respects throughout that year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status of that failure.

In addition, the sale and servicing agreements will provide that, on or before the Required Delivery Date for each calendar year, the servicer will deliver to the depositor and the issuing entity a report that assesses the compliance by the servicer with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) (an ‘‘Assessment of Compliance’’). Each such Assessment of Compliance will contain the following:

•	a statement of the servicer’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the servicer used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the servicer’s assessment of compliance with the applicable servicing criteria as of and for the end of the prior calendar year, setting forth any material instance of noncompliance identified by the servicer; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance as of and for the end of the prior calendar year.

The sale and servicing agreements will also provide that, on or before the Required Delivery Date for each calendar year, the servicer will deliver to the depositor and the issuing entity an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s Assessment of Compliance.

The sale and servicing agreements will also provide that the servicer will deliver to the indenture trustee, the depositor, the issuing entity, each rating agency and, if applicable, the related credit enhancement provider, promptly after having obtained knowledge thereof, but in no event later than five business days thereafter, written notice in an officer’s certificate of any event which constitutes, or with the giving of notice or lapse of time, or both, would become a servicer termination event.

For so long as any issuing entity is required to report under the Exchange Act, an annual report of Form 10-K with respect to such issuing entity will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports described above.

Material Matters Regarding the Servicer

The sale and servicing agreements will provide that the servicer may not resign from its obligations and duties as servicer thereunder unless a replacement servicer has been appointed. No resignation of the servicer will become effective until the related owner trustee, indenture trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the sale and servicing agreements. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. See ‘‘The Transaction Documents – The Owner Trustee and Indenture Trustee’’ in this prospectus.

The sale and servicing agreements will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or the related securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreements or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreements will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreements and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer’s obligation as the servicer, will be the successor of the servicer under the sale and servicing agreements.

Neither the servicer nor any of the directors or officers or employees or agents of the servicer will be under any liability to the issuing entity, the indenture trustee, the owner trustee, any swap counterparty, the noteholders or the certificateholders, except as provided under the sale and servicing agreement, for any action taken or for refraining from the taking of any action or for errors in judgment; provided, however, that the servicer or any such person can be held liable by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under the sale and servicing agreement, or by reason of negligence in the performance of its duties under the sale and servicing agreement (except for errors in judgment). The servicer and any director, officer or employee or agent of the servicer may rely in good faith on any opinion of counsel or on any officer’s certificate of the depositor or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under the sale and servicing agreement.

The servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the receivables in accordance with the sale and servicing agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement and the rights and duties of the parties to the sale and servicing agreement and the interests of the noteholders and the certificateholders under the sale and servicing agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the servicer.

Defaults by the Servicer

A default by the servicer under the sale and servicing agreement related to a series may include any of the following but only to the extent specified in the applicable prospectus supplement:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five business days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the outstanding notes, voting together as a single class, or if the applicable prospectus so provides, at least 25% of the outstanding notes of the Controlling Class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for the number of days specified in the applicable prospectus supplement after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the outstanding notes, voting together as a single class, or if the applicable prospectus so provides, at least 25% of the outstanding notes of the Controlling Class;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for the number of days specified in the applicable prospectus supplement after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the outstanding notes, voting together as a single class, or if the applicable prospectus so provides, at least 25% of the outstanding notes of the Controlling Class, it being understood that any repurchase of a receivable by the originator pursuant to applicable transfer agreement shall be deemed to remedy any incorrect representation or warranty with respect to such receivable;

•	the servicer suffers a Bankruptcy Event; and

•	any other event specified in the applicable prospectus supplement.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the securityholders if such amendment does not, as evidenced by an opinion of counsel, materially and adversely affect the interests of securityholders and any such amendment will be deemed not to materially and adversely affect the securityholders and no opinion of counsel will be required if the Rating Agency Condition is satisfied with respect to such amendment.

Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the noteholders to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the parties thereto or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

Any term or provision of the transaction documents or the indenture may also be amended from time to time with the consent of the noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transaction documents or of modifying in any manner the rights of the noteholders only if the amendment does not (i) reduce the interest rate or principal amount of any note or delay any payment date or the final scheduled payment date of any note without the consent of the holder of such note, (ii) reduce the percentage of the aggregate principal amount of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate principal amount of the outstanding notes which were required to consent to such matter before giving effect to the amendment, (iii) modify or alter certain provisions relating to the definition of an ‘‘outstanding’’ note, (iv) reduce the percentage of the note balance required to direct the indenture trustee to direct the issuing entity to sell or liquidate the trust estate if the proceeds of that sale would be insufficient to pay the note balance plus accrued but unpaid interest on the notes, (v) modify any amendment provision in any respect adverse to the interests of the noteholders except to increase any percentage specified in that provision or to provide that certain additional provisions of the indenture or the other transaction documents cannot be modified or waived without the consent of the holder of each outstanding note affected thereby, (vi) modify any of the provisions of the indenture in a manner that would affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any of the individual components of that calculation) or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture, (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture relating to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture or in the other transaction documents, terminate the lien of the indenture on any property at any time subject hereto or deprive any noteholder of the security provided by the lien of the indenture, or (viii) impair the right of a noteholder to institute suit for the enforcement of payment of principal and interest. It will not be necessary for the consent of noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of noteholders provided for in the transaction documents) and of evidencing the authorization of the execution thereof by noteholders will be subject to the reasonable requirements as the indenture trustee may prescribe, including the establishment of record dates pursuant to the note depository agreement.

Additional restrictions on amendments, including rights of credit enhancement providers, interest rate swap counterparties or other persons to consent thereto, may be set forth in the transaction documents or indenture for a particular transaction.

Termination

With respect to each issuing entity, the obligations of the depositor, the servicer, the owner trustee and indenture trustee pursuant to the sale and servicing agreements, the administration agreement and the indenture will terminate upon the earlier of:

•	the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables or other assets that are part of the related trust estate; and

•	(a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the sale and servicing agreements, the indenture and the administration agreement and the disposition of all property held as part of the related issuing entity, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the owner trustee or indenture trustee under the sale and servicing agreements, the administration agreement and the indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the trust estate of an issuing entity on any Payment Date as of which the related Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to the percentage of the Original Pool Balance plus any pre-funded amounts specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables thereof, plus accrued interest, calculated in accordance with the servicer’s customary practice, as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each security issued by such issuing entity at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuing entity be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuing entity will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The owner trustee or indenture trustee will give prompt written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the owner trustee or indenture trustee specified in the notice of termination. The owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

The Owner Trustee and Indenture Trustee

With respect to each issuing entity, neither the owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreements, trust agreement, administration agreement, indenture, securities or any related receivables or related documents. As of the applicable Closing Date, neither the owner trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale and servicing agreements, administration agreement, or indenture, as applicable, the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.

With respect to each issuing entity, the owner trustee or indenture trustee will be under no obligation to exercise any of the issuing entities or powers vested in it by the sale and servicing agreements, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the owner trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Each owner trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee, in some circumstances, acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related trust estate. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

Each owner trustee and indenture trustee will be entitled to a fee which will be payable either on an annual basis or any other basis specified in the applicable prospectus supplement. The related sale and servicing agreements, administration agreement, and indenture, as applicable, will further provide that the indenture trustee will be entitled to indemnification by the servicer, the related issuing entity, the depositor, SunTrust and the administrator for, and will be held harmless against, any loss, liability or expense incurred by the indenture trustee not resulting from the indenture trustee’s own willful misfeasance, bad faith or negligence or by reason of breach of any of its representations or warranties set forth in the related sale and servicing agreements, administration agreement or indenture, as applicable. The related trust agreement will provide that the owner trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the owner trustee not resulting from the owner trustee’s own willful misfeasance, bad faith or gross negligence or by reason of breach of any of its representations or warranties set forth in the related trust agreement.

Neither the owner trustee nor the indenture trustee will have any liability for the representations, warranties, covenants, agreements or other obligations of the issuing entity under the notes or any of the other transaction documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the issuing entity. Neither the owner trustee nor the indenture trustee will be personally liable for the payment of any indebtedness or expense of the issuing entity and will not be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the issuing entity under the transaction documents.

The originator, the servicer and the depositor may maintain other banking relationships with each owner trustee and indenture trustee in the ordinary course of business.

The Administration Agreement

The originator or another party specified in the applicable prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuing entity and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required of the depositor and/or the related issuing entity pursuant to the related indenture or trust agreement. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement. Any administration fee will be paid by the servicer.

THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See ‘‘The Transaction Documents – Amendment’’ in this prospectus.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, an ‘‘event of default’’ under the related indenture may consist of any of the following but only to the extent specified in the applicable prospectus supplement:

•	a default for five days or more in the payment of any interest on any note of that series or, if the related prospectus supplement so provides, the Controlling Class, when the same becomes due and payable;

•	a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the related indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for the number of days specified in the applicable prospectus supplement after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the principal amount of the notes, or, if the related prospectus supplement so provides, 25% of the principal amount of the Controlling Class;

•	any representation or warranty of the issuing entity made in the related indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for the number of days specified in the applicable prospectus supplement after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the principal amount of the notes or, if the related prospectus supplement so provides, 25% of the principal amount of the Controlling Class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than the number of days specified in the applicable prospectus supplement) of bankruptcy, insolvency, receivership or liquidation of the applicable issuing entity; or

•	other events, if any, set forth in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

Each applicable prospectus supplement may set forth indenture events of default that are in addition to or different from the events of default set forth above.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that the related issuing entity may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

•	the entity expressly assumes the issuing entity’s obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•	no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

•	the issuing entity has been advised that the ratings of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any holder of the securities of the issuing entity;

•	any action as is necessary to maintain the lien and security interest created by the related indenture has been taken; and

•	any other conditions specified in the applicable prospectus supplement have been satisfied.

Additionally, the related indenture will provide that each issuing entity will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreements, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuing entity, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the ‘‘Internal Revenue Code’’), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuing entity.

In addition, the issuing entity will from time to time execute and deliver all supplements and amendments to the indenture and all financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the administrator and delivered to the issuing entity, and shall take such other action necessary or advisable to (a) grant more effectively all or any portion of the collateral, (b) maintain or preserve the lien and security interest (and the priority thereof) created by the indenture or carry out more effectively the purposes of the indenture, (c) perfect, publish notice of or protect the validity of any grant made or to be made by the indenture, (d) enforce any of the collateral or (e) preserve and defend title to the collateral and the rights of the indenture trustee and the noteholders in the collateral against the claims of all persons.

List of Noteholders

With respect to the notes of any issuing entity, three or more holders of the notes of any issuing entity or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuing entity.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

The indenture trustee of notes for each issuing entity will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the notes of the applicable issuing entity. In addition, a majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor indenture trustee for such issuing entity.

Additional matters relating to the indenture trustee are described under ‘‘The Transaction Documents’’ in this prospectus.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by the originator to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity or the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have possession of the receivables. While the receivables will not be marked to indicate the ownership interest thereof by the issuing entity, appropriate UCC-1 financing statements reflecting the transfer of the receivables by the originator to the depositor and by the depositor to the issuing entity will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or ‘‘control’’ of the authoritative copy of the contracts in electronic form (collectively, ‘‘chattel paper’’) giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation, the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of the originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles.    In all states in which the receivables have been originated, motor vehicle retail installment sales contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. The originator will warrant to the depositor that the originator has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If the originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If the originator did not take the steps necessary to cause the security interest of the originator to be perfected as described above until after 20 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles.    The originator will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreement relating to each issuing entity is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuing entity as the new secured party on the certificate of title because through fraud or negligence, the security interest of the issuing entity could be released or another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the originator has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, the originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous notation of the originator as the lienholder on the certificate of title for the financed vehicle.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, the depositor will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to the originator’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be ‘‘commercially reasonable.’’ Generally, in the case of consumer goods, courts have held that when a sale is not ‘‘commercially reasonable,’’ the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not ‘‘commercially reasonable,’’ the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the ‘‘default’’ provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, as amended (the ‘‘Relief Act’’), state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted ‘‘lemon laws’’ which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (‘‘FTC Rule’’) requires that all sellers of used vehicles prepare, complete and display a ‘‘Buyers’ Guide’’ which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called ‘‘Holder-in-Due-Course’’ rule of the Federal Trade Commission (the ‘‘HDC Rule’’) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sales contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The originator will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Insolvency

General.    The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents and any related indenture. The depositor has no intention of filing a voluntary petition under the United States Bankruptcy Code (the ‘‘Bankruptcy Code’’) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or the originator, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to the originator, if subject to the Bankruptcy Code, should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of the originator’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by the originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of the originator. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

The originator, if subject to the Bankruptcy Code, and the depositor believe that:

•	subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of the originator will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of the originator with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of the originator in the event of a petition for relief under the Bankruptcy Code with respect to the originator; and the transfer of receivables by the originator should constitute an absolute transfer, and, therefore, such receivables would not be property of the originator in the event of the filing of an application for relief by or against the originator under the Bankruptcy Code or, if the originator were to become insolvent, the receivables will either be subject to a valid, perfected security interest that will not be subject to avoidance by the FDIC or will satisfy the requirements of the FDIC pursuant to which the FDIC, as conservator or receiver, would not seek to treat the receivables and collections thereon as the originator’s property or property of the conservatorship or receivership. See ‘‘—Certain Matters Relating to the Federal Deposit Insurance Corporation’’ in this prospectus.

Counsel to the depositor will also render its opinion that:

•	subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of the originator in the event of a petition for relief under the Bankruptcy Code with respect to the originator; and

•	the transfer of receivables by the originator constitutes an absolute transfer and would not be included in the originator’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court for the originator or a creditor of the originator were to take the view that the originator and the depositor should be substantively consolidated or that the transfer of the receivables from the originator to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the securities.

Certain Matters Relating to the Federal Deposit Insurance Corporation.    In the event that the originator were to become insolvent, the Federal Deposit Insurance Act (‘‘FDIA’’), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (‘‘FIRREA’’), sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of the originator. To the extent that the originator has granted a security interest in the receivables to a non-affiliated entity such as an owner trustee or an indenture trustee and that security interest was validly perfected before the originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the originator or its creditors, the secured obligations represent bona-fide and arm’s length transactions, the secured party is not an affiliate of the originator, the grant of the security interest was for adequate consideration, the agreement evidencing the security interest is in writing and was approved by the originator’s board of directors or loan committee and such approval is reflected in the minutes of the committee and is, continuously from the time of its execution, maintained as a record of the originator, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of the originator. If, however, the FDIC were to assert a contrary position, or were to require the owner trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the originator as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.

The FDIC has adopted a rule, ‘‘Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation.’’ If the originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of the originator, would not seek to treat the receivables and collections as the originator’s property or property of the conservatorship or receivership of the originator. We will indicate in the applicable prospectus supplement whether the originator will rely on the rule. We cannot assure you that a transfer of receivables by the originator will comply with the rule.

By statute, the FDIC, as conservator or receiver of the originator, is authorized to repudiate any ‘‘contract’’ of the originator upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the depositor. Under an FDIC regulation, however, the FDIC, as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term ‘‘securitization’’ means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be subcategories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A ‘‘special purpose entity,’’ as the term is used in the regulation, means a trust, corporation or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests.

If a condition required under the FDIC regulation or other statutory or regulatory requirement applicable to the transaction were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the originator’s transfer of the receivables to the depositor. In that event, the depositor could be limited to seeking recovery based upon its security interest in the receivables. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the originator’s transfer of the receivables, distributions on the securities could be delayed or reduced.

Nonpetition Covenant

The parties to the transaction documents and each securityholder, by accepting a security, covenant and agree that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party, (i) that party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to that Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to that Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against that Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party thereto or any other creditor of that Bankruptcy Remote Party, and (ii) that party shall not commence, or join with any other party in commencing any proceeding against that Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

Repurchase Obligation

Under each transfer agreement, the originator will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each related financed vehicle as of the related Closing Date. See ‘‘The Transaction Documents – Transfer and Assignment of the Receivables’’ in this prospectus. Accordingly, if any representation or warranty with respect to the perfection of the security interest is breached and that breach materially and adversely affects the related issuing entity’s interest in the related receivable, the breach would create an obligation of the originator to repurchase the receivable unless the breach is cured. Additionally, in the sale and servicing agreements the servicer will make affirmative covenants regarding, among other things, the establishment and maintenance of the perfected first priority security interest in the name of the originator in each financed vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable from the related issuing entity unless the breach is cured.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, under the California Military Families Financial Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on receivables for a period not to exceed 180 days, beginning with the order to active duty and ending 60 days after release. Finally, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable. Additional information about legal or regulatory provisions of particular jurisdictions may be presented in the prospectus supplement if a material concentration of receivables exists in those jurisdictions.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown Rowe & Maw LLP, Special Tax Counsel for each issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the ‘‘IRS’’) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.

Special Tax Counsel has prepared or reviewed the statements under the heading ‘‘Material Federal Income Tax Consequences’’ in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a ‘‘straddle’’ or as part of a synthetic security or ‘‘hedge,’’ ‘‘conversion transaction’’ or other integrated investment;

•	persons that have a ‘‘functional currency’’ other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as ‘‘capital assets’’ within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The following discussion also addresses certificates falling into three general categories:

•	Certificates representing interests in a trust which the depositor, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a ‘‘Tax Trust’’). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•	Certificates or membership interests – including Strip Certificates – and Strip Notes (‘‘Partnership Certificates’’), representing interests in a trust or limited liability company which the depositor, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a ‘‘Tax Partnership’’). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•	Certificates or membership interests (‘‘Tax Non-Entity Certificates’’), all of which are owned by the depositor, representing interests in a trust or limited liability company, as the case may be, which the depositor and the servicer will agree to treat as a division of the depositor and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes (a ‘‘Tax Non-Entity’’). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Non-Entity, Special Tax Counsel is of the opinion that the trust or limited liability company will be disregarded and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Tax Non-Entity Certificates will represent direct ownership of the assets.

The applicable prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of ‘‘Material Federal Income Tax Consequences’’ in this prospectus, references to a ‘‘holder’’ are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

Characterization as Debt.    For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuing entity is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See ‘‘– Trust Certificates – Classification of Trusts and Trust Certificates,’’ ‘‘– Partnership Certificates – Classification of Partnerships and Partnership Certificates’’ or ‘‘– Tax Non-Entity Certificates – Classification of Tax Non-Entities and Tax Non-Entity Certificates’’ in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

Treatment of Stated Interest.    Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (‘‘OID’’), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute ‘‘investment income’’ for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount.    Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the ‘‘market discount’’ rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the ‘‘bond premium amortization’’ rules of the Internal Revenue Code. Any such holder should consult its tax advisor as to the application of the market discount and bond premium amortization rules

Disposition of Notes.    If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding.    Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders.    If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered ‘‘portfolio interest,’’ and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•	is not actually or constructively a ‘‘10 percent shareholder’’ of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a ‘‘controlled foreign corporation’’ with respect to which the Tax Trust, Tax Partnership or the depositor is a ‘‘related person’’ within the meaning of the Internal Revenue Code; and

•	provides an appropriate statement on IRS Form W-8BEN or W-8ECI, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement such changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its ‘‘effectively connected earnings and profits’’ within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

Classification of Trusts and Trust Certificates.    For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the depositor and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a ‘‘publicly traded partnership’’ taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See ‘‘– Partnership Certificates – Classification of Partnerships and Partnership Certificates’’ below.

Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

Grantor Trust Treatment.    Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under ‘‘– Treatment of Fees or Payment,’’ in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return, its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See ‘‘– Treatment of Fees or Payments’’ for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

Treatment of Fees or Payments.    It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the depositor may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the depositor exceed reasonable compensation for services provided, the servicer or the depositor or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as ‘‘stripped bonds’’ within the meaning of the Internal Revenue Code.

To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the depositor, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in ‘‘– Discount and Premium’’ with respect to the stripped bonds, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped bond is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder. It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the depositor by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

Discount and Premium.    Assuming the fees and other amounts payable to the servicer and the depositor will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

Disposition of Trust Certificates.    Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under ‘‘– Discount and Premium’’ in this prospectus.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

Backup Withholding.    Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to ‘‘backup withholding’’ at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Consequences to Foreign Trust Certificateholders.    Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under ‘‘– The Notes – Tax Consequences to Foreign Noteholders.’’

Partnership Certificates

Classification of Partnerships and Partnership Certificates.    For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the depositor and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the depositor, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.

If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

Partnership Taxation.    Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.

In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the depositor. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute ‘‘unrelated business taxable income’’ generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.    It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

Section 708 Termination.    Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

Disposition of Certificates.    Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors and Transferees.    In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election.    In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

Administrative Matters.    For each Tax Partnership, the owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

The depositor, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

Tax Consequences to Foreign Certificateholders.    It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalty of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

Backup Withholding.    Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

Classification of Tax Non-Entities and Tax Non-Entity Certificates.    For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the depositor, the depositor and the servicer will agree, pursuant to the ‘‘check-the-box’’ Treasury Regulations, to treat the Tax Non-Entity as a division of the depositor, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel is of the opinion that the Tax Non-Entity will be treated as a division of the depositor and will be disregarded as a separate entity for United States federal income tax purposes, and that the Tax Non-Entity Certificates represent direct ownership of the assets. Under the ‘‘check-the-box’’ Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the depositor and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

If certificates are issued to more than one person, the depositor and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the depositor, and the notes being debt of such partnership.

Risks of Alternative Characterization.    If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under ‘‘– Partnership Certificates – Classification of Partnerships and Partnership Certificates.’’

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

REPORTABLE TRANSACTIONS

Any taxpayer that fails to timely file an information return with the IRS with respect to a ‘‘reportable transaction’’ (as defined in Section 6011 of the Code and the Treasury Regulations thereunder) will be subject to a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case. Such penalty may be higher depending on whether the transaction is a ‘‘listed transaction’’ (as defined in Section 6011 of the Code and the Treasury Regulations thereunder). Prospective investors are advised to consult their own tax advisors regarding any possible disclosure obligations in light of their particular circumstances.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’) and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Internal Revenue Code and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a ‘‘benefit plan’’) from engaging in specified transactions with persons that are ‘‘parties in interest’’ under ERISA or ‘‘disqualified persons’’ under the Internal Revenue Code with respect to that benefit plan. A violation of these ‘‘prohibited transaction’’ rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

Transactions involving an issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the ‘‘regulation’’), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an ‘‘equity interest’’ in the issuing entity and none of the exceptions contained in the regulation applied. An equity interest is defined under the regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see ‘‘Certain ERISA Considerations’’ in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the originator, the servicer, the depositor, the issuing entity, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (‘‘PTCE’’) 96-23, regarding transactions effected by ‘‘in-house asset managers;’’ PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by ‘‘qualified professional asset managers.’’ In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), foreign plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or foreign plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Internal Revenue Code discussed herein.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sales contracts and/or installment loans securing the notes and certificates offered by this prospectus.

The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1)	The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2)	The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., (‘‘Standard & Poor’s’’), Moody’s Investors Services, Inc. (‘‘Moody’s’’), Fitch, Inc. (‘‘Fitch’’) or DBRS Limited or DBRS, Inc.

(3)	The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)	Each of the indenture trustee and the owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the ‘‘restricted group,’’ other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the depositor, the owner trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5)	The benefit plan investing in the notes or certificates is an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)	The issuing entity satisfies the following requirements:

(a)	the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;

(b)	securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(c)	securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7)	The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.

(8)	The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

(a)	all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b)	the additional receivables do not result in a lower credit rating;

(c)	the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by a credit support provider or other insurance provider independent of the depositor or an independent accountant;

(d)	the pre-funded amount must not exceed 25% of the original aggregate principal amount of the offered securities; and

(e)	the pre-funding period must end the earlier of:

(x)	three months or ninety days after the Closing Date;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the depositor, a servicer and indenture trustee.

Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the depositor, the underwriters, the indenture trustee, the owner trustee, the servicer, the insurer, the swap counterparty or any ‘‘obligor’’ (as defined in the underwriter’s exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuing entity is acquired by persons independent of the restricted group.

The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity; provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding sale and servicing agreement and (b) the sale and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB− (or its equivalent), the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS, Inc., each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see ‘‘Certain ERISA Considerations’’ in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

PLAN OF DISTRIBUTION

The depositor may offer and sell the securities of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the originator and the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in its Issuing Entity Accounts in Eligible Investments acquired from the underwriters or from the originator, the depositor or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an ‘‘overallotment’’ option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the originator, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the originator’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the originator, SunTrust, the issuing entity or the depositor. Forward-looking statements also include statements using words such as ‘‘expect,’’ ‘‘anticipate,’’ ‘‘hope,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘estimate’’ or similar expressions. The originator, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the originator, SunTrust, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The originator, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RATINGS OF THE SECURITIES

Any class of offered securities will initially be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor; and

•	identified in the applicable prospectus supplement as being in one of the four highest generic rating categories, which are referred to as ‘‘investment grade,’’ of the rating agencies identified in the applicable prospectus supplement as rating the offered securities.

The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies that are rating the offered securities. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. Ratings on the offered securities will be monitored by the rating agencies that are rating the offered securities while the offered securities are outstanding. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency rating the offered securities. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless such person or entity and the form of credit enhancement to be provided is identified in the applicable prospectus supplement. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

REPORTS TO SECURITYHOLDERS

Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the originator to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

WHERE YOU CAN FIND MORE INFORMATION

SunTrust Auto Receivables, LLC, as depositor, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, NE, Washington D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at ‘‘http//www.sec.gov’’ at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any future SEC reports and materials filed on behalf of each issuing entity until the termination of the offering of the securities issued by that issuing entity. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity for that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (703) 720-1000.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

GLOSSARY

‘‘Bankruptcy Event’’ means, for any person, that such person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any proceeding instituted against such person, such proceeding remains unstayed for more than 60 days.

‘‘Bankruptcy Remote Party’’ means each of the depositor, the issuing entity, any other trust created by the depositor or any limited liability company or corporation wholly-owned by the depositor.

‘‘Closing Date’’ means, with respect to any series of securities, the date of initial issuance of that series of securities.

‘‘Collection Period’’ has the meaning set forth in the applicable prospectus supplement.

‘‘Controlling Class’’ means, with respect to any issuing entity, the class or classes of notes and/or certificates designated as the initial ‘‘controlling class’’ in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.

‘‘Defaulted Receivable’’ has the meaning set forth in the applicable prospectus supplement.

‘‘Eligible Investments’’ has the meaning set forth in the applicable prospectus supplement.

‘‘Financial Institution’’ means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

‘‘Foreign Person’’ means a nonresident alien, foreign corporation or other non-United States person.

‘‘Issuing Entity Accounts’’ means the collection account and any other accounts to be established with respect to an issuing entity, including any note distribution account, certificate distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

‘‘Liquidation Expenses’’ means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any Defaulted Receivable and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

‘‘Original Pool Balance’’ means, with respect to any issuing entity, the aggregate principal balance of the related receivables as of the applicable cut-off date.

‘‘Partnership Certificates’’ means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates shall be to the beneficial owner thereof.

‘‘Payment Date’’ means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the credit enhancement provider, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee’s corporate trust office or the owner trustee’s corporate trust office is located are authorized or obligated by law to be closed or as the term ‘‘Business Day’’ is defined in the applicable prospectus supplement), on the next succeeding business day).

‘‘Plan Assets Regulation’’ means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101), Section 3(42) of ERISA and any other provisions concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.

‘‘Pool Balance’’ means, with respect to any issuing entity as of any date of determination, the aggregate principal balance of the related receivables.

‘‘Prepayment Assumption’’ means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

‘‘Rating Agency Condition’’ means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by such rating agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such rating agency has been given notice of such event at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such rating agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

‘‘Record Date’’ means, with respect to any Payment Date or final scheduled payment date, the close of business on the business day immediately prior to that Payment Date or final scheduled payment date.

‘‘Required Delivery Date’’ means, for any year, March 30 of that year; provided, however, that for any year in which the issuing entity is not required to file periodic reports under the Exchange Act, the ‘‘Required Delivery Date’’ means April 30 of that year.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Short-Term Note’’ means any note that has a fixed maturity date of not more than one year from the issue date of that note.

‘‘Simple Interest Method’’ means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

‘‘Simple Interest Receivables’’ means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is applied (i) to interest accrued as of the due date, (ii) to principal due as of the due date, (iii) to any fees accrued as of the due date and (iv) to any unpaid outstanding principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater – or smaller – number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

‘‘Special Tax Counsel’’ means Mayer, Brown, Rowe & Maw LLP, as special tax counsel to the depositor.

‘‘Strip Certificates’’ means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

‘‘Strip Notes’’ means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

‘‘SunTrust’’ means SunTrust Bank, a Georgia banking corporation.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

INDEX

10 percent shareholder	62
administration agreement	35
amortization period	26
Assessment of Compliance	41
backup withholding	65
Bankruptcy Code	54
Bankruptcy Event	78
Bankruptcy Remote Party	78
benefit plan	71
bond premium amortization	61
capital assets	59
chattel paper	50
check-the-box	69
Clearstream	28
Closing Date	78
Collection Period	78
contribution agreement	35
controlled foreign corporation	62
Controlling Class	78
Defaulted Receivable	78
disqualified persons	71
DTC	22
effectively connected earnings and profits	63
Eligible Investments	78
equity interest	71
ERISA	71
event of default	46
Exchange Act	20
FDIA	3, 55
FDIC	3
Financial Institution	78
FIRREA	3, 55
Fitch	72
Foreign Person	78
FTC Rule	54
HDC Rule	54
holder	60
Holder-in-Due-Course	54
Internal Revenue Code	47
investment income	60
IRS	58
Issuing Entity Accounts	78
lemon laws	53
Liquidation Expenses	78
market discount	61
Moody’s	72
Note Factor	22
OID	60
Original Pool Balance	78
originator	16
overallotment	75
parties in interest	71
Partnership Certificates	59, 78
Payment Date	78
Plan Assets Regulation	78
Pool Balance	79
Pool Factor	22
portfolio interest	32, 62
Prepayment Assumption	79
prohibited transaction	71
PTCE	71
publicly traded partnership	63
purchase agreement,	35
Rating Agency Condition	79
receivables pool	16
receivables transfer agreement	35
Record Date	79
regulation	71
related person	62
Relief Act	53
Required Delivery Date	79
restricted group	73
revolving period	25
sale agreement,	35
sale and servicing agreement	35
sale and servicing agreements	35
SEC	79
Securities Act	39
servicing agreement	35
Short-Term Note	79
Simple Interest Method	79
Simple Interest Receivables	79
Special Tax Counsel	79
Standard & Poor’s	72
Strip Certificates	80
Strip Notes	80
stripped bonds	64
SunTrust	13, 80
Tax Non-Entity	60
Tax Non-Entity Certificates	60
Tax Partnership	60
Tax Trust	59
TIN	33
transfer agreement	35
transfer agreements	35
trust estate	13
unrelated business taxable income	67
U.S. Person	80

PART II

Item 14.    Other Expenses of Issuance and Distribution.

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$	*
Printing and Engraving		*
Trustees’ Fees		*
Legal Fees and Expenses		*
Blue Sky Fees and Expenses		*
Accountants’ Fees and Expenses		*
Rating Agency Fees		*
Miscellaneous Fees		*
Total		*

*	To be provided by amendment.

Item 15.    Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Registrant was formed under the laws of the State of Delaware. The limited liability company agreement of the Registrant provides, in effect that, subject to certain limited exceptions, it will indemnify its members, officers, directors, employees and agents of the Registrant, and employees, representatives, agents or affiliates of its members (collectively, the ‘‘Covered Persons’’), to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the limited liability company agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the limited liability company agreement by the Registrant shall be provided out of and to the extent of Registrant assets only, and the members shall not have personal liability on account thereof.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Registrant of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the limited liability company agreement.

A Covered Person shall be fully protected in relying in good faith upon the records of the Registrant and upon such information, opinions, reports or statements presented to the Registrant by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Registrant, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Registrant or to any other Covered Person, a Covered Person acting under the limited liability company agreement shall not be liable to the Registrant or to any other Covered Person for its good faith reliance on the provisions of the limited liability company agreement or any approval or authorization granted by the Registrant or any other Covered Person. The provisions of the limited liability company agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the members to replace such other duties and liabilities of such Covered Person.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of the Registrant and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors (whether or not such person could be indemnified against such expense, liabilities or loss under the Delaware Limited Liability Company Act).

Each underwriting agreement will generally provide that the underwriters will indemnify the Registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933 relating to certain information provided or actions taken by the underwriters. The Registrant has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings.

(a)    As to Rule 415:

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the ‘‘Securities Act’’);

(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser,

If the registrant is relying on Rule 430B:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(e)    As to Rule 430A:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)    As to Regulation AB:

The undersigned registrant hereby undertakes:

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on the 5th of June, 2007.

SunTrust Auto Receivables, LLC
By:	/s/ John R. Jay
Name: John R. Jay Title: Treasurer

POWER OF ATTORNEY

The undersigned, being a director or officer or both of SunTrust Auto Receivables, LLC, hereby constitutes and appoints John R. Jay, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 covering Asset Backed Securities to be sold by SunTrust Auto Receivables, LLC and any or all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act any thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William R. Brakebill	President (Principal Executive Officer) and Director	June 5, 2007

William R. Brakebill

/s/ Mark W. Smith	Vice President and Director	June 5, 2007

Mark W. Smith

/s/ John R. Jay	Treasurer (Principal Financial Officer) and Director	June 5, 2007

John R. Jay

/s/ Woodruff A. Polk	Secretary	June 5, 2007

Woodruff A. Polk

/s/ Bernard J. Angelo	Director	June 5, 2007

Bernard J. Angelo

/s/ Kevin P. Burns	Director	June 5, 2007

Kevin P. Burns

EXHIBIT INDEX

Exhibit	Description of Exhibit	Page
1.1	Form of Underwriting Agreement*
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee*
4.2	Form of Sale and Servicing Agreement among the Registrant, the Servicer, the Indenture Trustee and the Issuing Entity*
4.3	Form of Administration Agreement*
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality.
8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to federal tax matters.
10.1	Form of Purchase Agreement between the Originator and the Registrant*
23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in its opinions filed as Exhibits 5.1 and 8.1).
24.1	Powers of Attorney (included in the Signature Page to this Registration Statement).
25.1	Statement of Eligibility and Qualification of Indenture Trustee (Form T-1).**
99.2	Form of Amended and Restated Trust Agreement of the Issuing Entity.*

*	To be filed by amendment.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture of Act 1939.